Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of June 11, 2026 by and among HEICO CORPORATION, a Florida corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and TRUIST BANK (as successor by merger to SUNTRUST BANK), in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended pursuant to that certain First Amendment to Revolving Credit Agreement, dated as of December 11, 2020, that certain Second Amendment to Revolving Credit Agreement, dated as of April 7, 2022, and that certain Third Amendment to Revolving Credit Agreement, dated as of July 14, 2023 (the “Existing Credit Agreement”), as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement as hereinafter set forth, and subject to the terms and conditions hereof, the Administrative Agent and the Lenders party hereto are willing to do so as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent agree as follows:

1. Amendment to Credit Agreement.

(a) Effective as of the Effective Date (as defined below), the Existing Credit Agreement (including all Exhibits and other Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto.

(b) This Amendment constitutes an amendment of the Existing Credit Agreement and is not, and is not intended by the parties to be, a novation of the Existing Credit Agreement. All outstanding Loans and other Obligations (each as defined in the Existing Credit Agreement) shall continue to be Loans and Obligations under the Credit Agreement until repaid in cash by the Borrower. All rights and obligations of the parties shall continue in effect, except as otherwise expressly set forth herein and in the Credit Agreement. Without limiting the foregoing, no Default or Event of Default existing under the Existing Credit Agreement as of the Effective Date shall be deemed waived or cured by this Amendment, except to the extent such Default or Event of Default would not otherwise be a Default or Event of Default under the Credit Agreement. All references in the other Loan Documents to the “Credit Agreement” shall be deemed to refer to and mean the Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates or to the Administrative Agent for the benefit of the Lenders in connection with this Amendment, (ii) reimbursement or payment of the costs and expenses of the Administrative Agent incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iii) each of the following documents (the first date on which all such conditions have been satisfied, the “Effective Date”):

(a) executed counterparts to this Amendment from the Borrower and the Lenders;

(b) a certificate of the Secretary or Assistant Secretary of the Borrower, attaching and certifying copies of resolutions of its board of directors, authorizing the execution, delivery and performance of this Amendment, certifying the name, title and true signature of each officer of the Borrower executing this Amendment and confirming that the articles of incorporation and bylaws have not changed since the Closing Date;

(c) a favorable written opinion of counsel to the Borrower, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated herein as the Administrative Agent shall reasonably request;

(d) certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower;

(e) certified copies of all consents, approvals, authorizations, registrations and filings and orders, if any, required to be made or obtained under any applicable Law, or by any material contractual obligation of the Borrower, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority related thereto shall be ongoing;

(f) at least five (5) days prior to the Effective Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering laws, including the Patriot Act;

(g) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the Fiscal Quarter ended April 30, 2026, and the related consolidated statements of income for such Fiscal Quarter and cash flows for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter or portion of the Borrower’s Fiscal Year then ended of the previous Fiscal Year; and

(h) evidence that (1) the Borrower has delivered notice to the trustee under the Senior Notes Indenture of the release of each of its Subsidiaries from their guarantee obligations in respect of the Senior Notes and (2) each of such Subsidiaries shall have been so released in accordance with Section 14.05 of the Senior Notes Indenture.

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3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

(a) The Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, (iii) has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates and (iv) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c) The execution, delivery and performance by the Borrower of this Amendment and the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and this Amendment and the Credit Agreement (as modified hereby) constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e) Before and immediately after giving effect to this Amendment, all representations and warranties of the Borrower set forth in the Loan Documents (but excluding the representation set forth in Section 5.05(b)) are true and correct in all material respects. No Default or Event of Default has occurred and is continuing as of the date hereof or would occur as after giving effect to this Amendment. Since the date of the financial statements of the Borrower described in Section 5.05(a) of the Credit Agreement, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

4. Reaffirmation. The Borrower hereby ratifies the Credit Agreement and the other Loan Documents and acknowledges and reaffirms (a) that it is bound by all the terms of the Credit Agreement and the Loans Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

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5. Joinder of New Lenders; Revision of Commitments.

(a) Each Lender party hereto that was not a party to the Existing Credit Agreement immediately prior to the Effective Date (each, a “New Lender”) hereby acknowledges and agrees that upon its execution of this Amendment that, in each case from and after the Effective Date, each shall become a “Lender” under, and for all purposes of, the Credit Agreement (as amended hereby) and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each New Lender further (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as each has deemed appropriate to make its own credit analysis and decision to become a Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and (v) represents and warrants that it is an Eligible Assignee under the Credit Agreement.

(b) The parties hereto acknowledge and agree that, simultaneously with the Effective Date, the Commitments of each Lender (including any New Lender) shall be as set forth in Schedule 2.01 attached to Exhibit A hereto, and the portion of any Revolving Loans outstanding under the Credit Agreement immediately prior to the Effective Date shall be allocated in accordance therewith, pro rata among each Lender (including any New Lender) in accordance with their respective Commitments, with any requisite assignments deemed to be made in such amounts by and between the Lenders with the same force and effect as if such assignments were evidenced by an Assignment and Acceptance otherwise required pursuant to Section 10.07 of the Credit Agreement (and with all applicable representations, warranties and covenants of the assignees and assignors of such Commitments deemed to have been made hereunder).

6. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Florida and all applicable federal laws of the United States of America.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to pay on demand all reasonable, documented, out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

HEICO CORPORATION

By:	/s/ Carlos L. Macau, Jr.
Name:	Carlos L. Macau, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

LENDERS:

TRUIST BANK, as Administrative Agent and as a Lender

By:	/s/ Anika Kirs
Name:	Anika Kirs
Title:	Director

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

Bank of America, N.A, as a Lender

By:	/s/ Nadege Henry
Name:	Nadege Henry
Title:	SVP, Commercial Credit Officer

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Parrish
Name:	Michael Parrish
Title:	Executive Director

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ryan Garr
Name:	Ryan Garr
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

THE TORONTO-DOMINION, NEW YORK BRANCH, as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ David Sharp
Name:	David Sharp
Title:	Managing Director

By:	/s/ Paul Arens
Name:	Paul Arens
Title:	Director

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

The Huntington National Bank, as a Lender

By:	/s/ Evan C. Probst
Name:	Evan C. Probst
Title:	Vice President

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Marlon Mathews
Name:	Marlon Mathews
Title:	Executive Director

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Nikhil Madhok
Name:	NIKHIL MADHOK
Title:	AUTHORIZED SIGNATORY

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

M&T Bank, as a Lender

By:	/s/ Louis Galanis
Name:	Louis Galanis
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Revolving Credit Agreement]

EXHIBIT A

Amended Credit Agreement

See Attached.

Execution Version
Conformed Through The ~~Third~~Fourth Amendment

Published CUSIP Numbers: 42280QAC9

REVOLVING CREDIT AGREEMENT

Dated as of November 6, 2017

among

HEICO CORPORATION,

as the Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

TRUIST BANK,

as Administrative Agent, L/C Issuer and Swingline Lender, and

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

~~TD~~THE TORONTO-DOMINION BANK ~~N.A.~~, NEW YORK BRANCH,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Co-Syndication Agents

and

~~CAPITAL ONE,~~THE HUNTINGTON NATIONAL ~~ASSOCIATION~~BANK,

JPMORGAN CHASE BANK, N.A. ~~and~~

ROYAL BANK OF CANADA,

and

M&T BANK CORPORATION

as Co-Documentation Agents

TRUIST SECURITIES, INC.,
BOFA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC,
PNC ~~BANK, NATIONAL ASSOCIATION,~~
~~TD~~ CAPITAL MARKETS, LLC,

THE TORONTO-DOMINION BANK ~~N.A.~~, NEW YORK BRANCH,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	41
1.03	Accounting Terms	~~38~~41
1.04	Rounding	42
1.05	References to Agreements and Laws	42
1.06	Currency Translations	~~39~~42
1.07	Rates	39
1.08	Divisions	~~40~~39

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		40
2.01	Commitments	40
2.02	Borrowings, Conversions and Continuations of Revolving Loans~~.~~	40
2.03	Letters of Credit~~.~~	~~43~~42
2.04	Prepayments	~~51~~50
2.05	Optional Reduction or Termination of Commitments	51
2.06	Repayment of Loans	52
2.07	Interest	52
2.08	Fees	53
2.09	Computation of Interest and Fees	~~54~~53
2.10	Evidence of Debt	54
2.11	Payments Generally	~~55~~54
2.12	Sharing of Payments	57
2.13	Swingline Commitment	~~58~~57
2.14	Procedure for Swingline Borrowing; Etc.	58
2.15	Increase in Commitments; Additional Lenders	59
2.16	Extension of Commitment Termination Date~~.~~	~~61~~60

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		62
3.01	Taxes	62
3.02	Illegality	66
3.03	Inability to Determine Interest Rates; Benchmark Replacement Setting	66
3.04	Increased Cost and Reduced Return; Capital Adequacy Reserves	69
3.05	Funding Losses	70
3.06	Matters Applicable to all Requests for Compensation	71
3.07	Additional Interest Costs	71
3.08	Survival	~~72~~71
3.09	Change in Lending Office; Limitation on Increased Costs	72
3.10	Defaulting Lenders	72

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		75
4.01	Conditions to Closing Date	75
4.02	Conditions to all Credit Extensions	76

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ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~78~~77
5.01	Existence, Qualification	~~78~~77
5.02	Authorization; No Contravention	~~78~~77
5.03	Governmental Authorization	78
5.04	Binding Effect	78
5.05	Financial Statements; No Material Adverse Change	78
5.06	Litigation	78
5.07	ERISA Compliance	78
5.08	Real Property	79
5.09	Margin Regulations; Investment Company Act	~~80~~79
5.10	Outstanding Loans	80
5.11	Taxes	80
5.12	Intellectual Property; License, Etc.	80
5.13	Disclosure	~~81~~80
5.14	Solvency	~~81~~80
5.15	Anti-Money Laundering Laws/Patriot Act	~~81~~80
5.16	Sanctions	81
5.17	FCPA	81
5.18	Affected Financial Institutions	~~82~~81
5.19	Outbound Investment Rules	81

ARTICLE VI. AFFIRMATIVE COVENANTS		82
6.01	Reporting Requirements	82
6.02	Corporate Existence	~~84~~83
6.03	Compliance with Laws, Etc.	~~84~~83
6.04	Certificates	84
6.05	Covenant to Secure Obligations Equally	84
6.06	Maintenance of Properties	84
6.07	Maintenance of Insurance	~~85~~84
6.08	Taxes and Other Claims	85
6.09	Environmental Laws	85
6.10	Books and Records	86
6.11	Compliance with ERISA	86
6.12	Visitation, Inspection, Etc.	86
6.13	Sanctions, Export Controls, Anti-Corruption Laws and Anti-Money Laundering Laws~~.~~	86
~~6.14~~	~~Subsidiary Guarantees.~~	~~86~~

ARTICLE VII. NEGATIVE COVENANTS		~~87~~86
7.01	Liens	~~87~~86
7.02	Merger, Consolidation and Sale of Assets	89
7.03	~~Sale and Leaseback~~ [Reserved.]	90
7.04	Unrestricted Subsidiary Investments	90
7.05	Indebtedness	~~92~~90
7.06	Use of Proceeds	~~93~~92
7.07	Financial Covenants~~.~~	~~93~~92
7.08	~~Restrictive Agreements~~[Reserved.]	~~93~~92
7.09	Hedging Arrangement	~~94~~92
7.10	~~Restricted Payments~~[Reserved.]	~~94~~92
7.11	~~Transactions with Affiliates~~[Reserved.]	~~95~~92
7.12	Outbound Investment Rules	92

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~95~~92

ARTICLE IX. ADMINISTRATIVE AGENT		~~99~~96
9.01	Appointment and Authorization of Administrative Agent	~~99~~96
9.02	Delegation of Duties	~~99~~97
9.03	Liability of Administrative Agent	~~99~~97
9.04	Reliance by Administrative Agent	~~100~~97
9.05	Notice of Default	~~100~~98
9.06	Credit Decision; Disclosure of Information by Administrative Agent	~~101~~98
9.07	Indemnification of Administrative Agent	~~101~~98
9.08	Administrative Agent in its Individual Capacity	~~102~~99
9.09	Successor Administrative Agent	~~102~~99
9.10	Other Agents, Lead Arrangers	~~103~~100
9.11	Withholding Tax	~~103~~100
9.12	Administrative Agent May File Proofs of Claim	~~103~~101
~~9.13~~	~~Guarantee Matters~~	~~105~~

ARTICLE X. MISCELLANEOUS		~~105~~101
10.01	Amendments, Etc.	~~105~~101
10.02	Notices and Other Communications; Facsimile Copies; General	~~106~~103
10.03	No Waiver; Cumulative Remedies	~~107~~104
10.04	Attorney Costs, Expenses and Taxes	~~108~~104
10.05	Indemnification by the Borrower	~~108~~105
10.06	Payments Set Aside	~~109~~106
10.07	Successors and Assigns	~~110~~106
10.08	Confidentiality	~~113~~110
10.09	Set-off	~~114~~111
10.10	Interest Rate Limitation	~~114~~111
10.11	Counterparts	~~114~~111
10.12	Integration	~~115~~111
10.13	Survival of Representations and Warranties	~~115~~112
10.14	Severability	~~115~~112
10.15	Removal and Replacement of Lenders	~~115~~112
10.16	Governing Law	~~116~~113
10.17	Waiver of Right to Trial by Jury	~~117~~114
10.18	Waiver of Right to Consequential Damages	~~117~~114
10.19	ENTIRE AGREEMENT	~~118~~114
10.20	Patriot Act Notice	~~118~~114
10.21	Location of Closing	~~118~~115
10.22	Currency Conversion	~~118~~115
10.23	Exchange Rates	~~119~~116
10.24	Market Disruption	~~119~~116
10.25	Unrestricted Subsidiaries	~~119~~116
10.26	No Advisory or Fiduciary Responsibility	~~120~~117
10.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~.~~	~~120~~117
10.28	Certain ERISA Matters~~.~~	~~121~~118
10.29	Acknowledgement Regarding Any Supported QFCs	~~122~~119

SCHEDULES

2.01	Commitments
2.03	Existing Letters of Credit
5.06	Litigation
~~7.04~~	~~Investments~~
7.05	Debt
10.02	Eurocurrency and Domestic Lending Offices, Addresses for Notices

EXHIBITS

A	Form of Revolving Loan Notice
B	Form of Swingline Notice
C	Form of Assignment and Acceptance
D	Form of Compliance Certificate
E	~~Form of Guarantee~~[Reserved]
F-1	Form of U.S. Tax Compliance Certificate (For Foreign Person Recipients That Are Not Partnerships for U.S. Federal Income Tax Purposes)
F-2	Form of U.S. Tax Compliance Certificate (For Foreign Person Participant Recipients That Are Not Partnerships for U.S. Federal Income Tax Purposes)
F-3	Form of U.S. Tax Compliance Certificate (For Foreign Person Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
F-4	Form of U.S. Tax Compliance Certificate (For Foreign Person Recipients That Are Partnerships for U.S. Federal Income Tax Purposes)

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2017, by and among HEICO CORPORATION, a Florida corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and TRUIST BANK, successor by merger to SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as an issuing bank for letters of credit and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, on the Closing Date the Borrower requested that the Lenders provide a $1,300,000,000 revolving credit facility in favor of the Borrower;

WHEREAS, the Lenders agreed to increase the existing revolving credit facility to $1,500,000,000 pursuant to the First Amendment;

WHEREAS, the Lenders agreed to increase the existing revolving credit facility to $2,000,000,000 pursuant to the Third Amendment;

WHEREAS, the Lenders agreed (i) to increase the existing revolving credit facility to $2,200,000,000 pursuant to the Fourth Amendment and (ii) release each {Subsidiary of the Borrower that has }guaranteed the Obligations prior to the Fourth Amendment Effective Date from such Subsidiary’s guarantee obligations; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the L/C Issuers (as defined below) and the Swingline Lender to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of the Borrower.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition of (a) a controlling Equity Interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Equity Interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or a line or lines of business conducted by such Person.

“Additional Commitment Amount” has the meaning set forth in Section 2.15(a).

“Additional Lender” has the meaning set forth in Section 2.15(b).

“Administrative Agent” means Truist Bank, successor by merger to SunTrust Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

~~“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), {a rate per annum equal to}, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:~~

~~(a) Euros, the greater of (i) the sum of (A) €STR for the day (such day, a “Euro RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided that if by 5:00 p.m. (Bussels time) on the second (2nd) RFR Business Day immediately following any Euro RFR Determination Day, €STR in respect of such Euro RFR Determination Day has not been published on the €STR Administrator’s Website {and a Benchmark Replacement Date with respect to the }Adjusted Daily Simple RFR for Euros has not occurred, then €STR for such Euro RFR Determination Day will be €STR as published in respect of the first preceding RFR Business Day for which such €STR was published on the €STR Administrator’s Website; provided further that €STR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the €STR Adjustment and (ii) the Floor; and~~

~~(b) Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor.~~

~~Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including {the effective date of such change } in the RFR without notice to the Borrower.~~

“Adjusted Eurocurrency Rate” means, as to any Borrowing denominated in Euros for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurocurrency Rate for such Currency for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage; provided, that if Adjusted Eurocurrency Rate as so determined shall ever be less than the Floor, then Adjusted Eurocurrency Rate shall be deemed to be the Floor.

~~“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) Term SOFR Adjustment; provided, that if Adjusted Term SOFR {as so determined shall ever be less than the Floor, then }Adjusted Term SOFR {shall be deemed to be the Floor.}~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. Solely for the purpose of this definition, a Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, Lufthansa Technik AG and its Affiliates shall not be deemed Affiliates of the Borrower and its Affiliates solely as a result of either (i) its existing Investment on the Closing Date in HEICO Aerospace Holdings Corp. (“HAHC”) or (ii) Lufthansa Technik AG and HAHC having one or more common directors.

“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means, collectively, all Commitments of all Lenders at any time outstanding.

~~“Aggregate Subsidiary Threshold{” has the meaning set forth in the definition of}Material Subsidiary.~~

“Agreed Currencies” means (a) Dollars, (b) Euro, (c) Sterling and (d) any other currency that is acceptable to the Administrative Agent and each Lender.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Anti-Corruption Laws” has the meaning set forth in Section 5.17.

“Anti-Money Laundering Laws” has the meaning set forth in Section 5.15.

“Anti-Terrorism Order” means Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the ~~Total Leverage Ratio~~Pricing Category set forth in the grid below determined by reference to the applicable “Index Debt Rating” (defined below) of the Borrower existing at such time:

Pricing ~~Level~~Category	~~Total Leverage Ratio~~  Index Debt Rating	Applicable Rate for RFR Loans, SOFR Loans, Eurocurrency Rate Loans and Letter of Credit Fee	Applicable Rate for Base Rate Loans	Applicable Rate for Commitment Fee
Category I	~~> 4.00~~At least:~~1.00~~ A by S&P, A by Fitch, and/or A2 by Moody’s	~~2.000~~0.750%	~~1.000~~0.000%	~~0.350~~0.090%
Category II	Index Debt Ratings less than those set forth in Category I, but at least: A- by S&P, A- by Fitch, and/or > ~~3.00:1.00 but < 4.00:1.00~~A3 by Moody’s	~~1.750~~0.875%	~~0.750~~0.000%	~~0.300~~0.125%
Category III	Index Debt Ratings less than those set forth in Category II, but at least: BBB+ by S&P, ~~> 2.00:1.00 but < 3.00:1.00~~BBB+ by Fitch, and/or Baa1 by Moody’s	~~1.500~~1.000%	~~0.500~~0.000%	~~0.250~~0.150%
Category IV	Index Debt Ratings less than those set forth in Category III, but at least: BBB by S&P, BBB by Fitch, and/or Baa2 by Moody’s	1.125%	0.125%	0.175%
~~IV~~Category V	Index Debt Ratings equal to or lower than: BBB- by S&P, > ~~1.00:1.00 but < 2.00:1.00~~BBB- by Fitch, and/or Baa3 by Moody’s	1.250%	0.250%	0.200%
~~V~~	~~< 1.00:1.00~~	~~1.125%~~	~~0.125%~~	~~0.150%~~

The Applicable Rate shall be determined by reference to the ~~Total Leverage Ratio~~Index Debt Rating in effect on such date as set forth above~~; provided, that a change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective on the second Business Day after the Borrower delivers the financial statements required by Section 6.01(a) and (b) and the Compliance Certificate required by Section 6.04; provided further~~, that if at any time the Borrower shall have failed to deliver any such financial statements and/or any such Compliance Certificate when so required, the Applicable Rate shall be at Level I as set forth above until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Rate shall be determined as provided above, such Applicable Rate being effective as of the second Business Day following the date that the Administrative Agent receives the Borrower’s applicable financial statements. Notwithstanding the foregoing, the Applicable Rate indicated by Category III shall be in effect from the ~~Third~~Fourth Amendment Effective Date ~~until the financial statements and Compliance Certificate for the first Fiscal Quarter ending after the Third Amendment Effective Date are required to be delivered in accordance with Section 6.01(b) shall be at Level IV as set forth above. If, during the term of this Agreement, any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate based upon the pricing grid set forth above (the “Accurate Applicable Rate”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Rate shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Rate shall be reset to the Accurate Applicable Rate based upon the pricing grid set forth above for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Rate for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Article VIII.~~through the effective date of the initial change in the Index Debt Rating occurring after the Fourth Amendment Effective Date.

“Approved Fund” has the meaning set forth in Section 10.07(i).

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit C.

“Attorney Costs” means and includes all reasonable and documented fees and out-of-pocket disbursements of any law firm or other external counsel and all reasonable and documented out-of-pocket disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of any remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended October 31, ~~2022~~2025, and the related consolidated statements of income and cash flows for such Fiscal Year.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by Truist Bank as its prime lending rate for Dollars; and (c) ~~Adjusted~~ Term SOFR determined on a daily basis for an Interest Period of one month plus 100 basis points; provided that, in any event, such rate shall not be lower than 0%. Such rate referenced in clause (b) is a rate set by Truist Bank based upon various factors, including Truist Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. The Truist Bank prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Truist Bank may make commercial loans or other loans at rates of interest at, above, or below the Truist Bank prime lending rate. Any change in such rate announced by Truist Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the ~~Adjusted~~ Daily Simple RFR applicable for such Agreed Currency; provided that if a Benchmark Transition Event has occurred with respect to such ~~Adjusted~~ Daily Simple RFR or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, the ~~Adjusted~~ Daily Simple RFR applicable for such Agreed Currency or EURIBOR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or such ~~Adjusted~~ Daily Simple RFR, or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b) or (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, (i) with respect to Term SOFR, ~~the sum of (a)~~ Daily Simple SOFR ~~and (b) 0.10% (10 basis points) per annum~~ to the extent such rate can be determined by the Administrative Agent or (ii) in all other cases, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Agreed Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning set forth in Section 10.29(b).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means Loans (including one or more Swingline Loans) of the same Type and Agreed Currency, made, converted or continued on the same date to the same Borrower and, in the case of Term SOFR Loans and Eurocurrency Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required by law to remain closed in the state where the Administrative Agent’s Office is located; provided that, the term “Business Day” shall also exclude when used in connection with (a) a RFR Loan denominated in Sterling, any day on which banks are not open for dealings in deposits in the Agreed Currency in London, England and in the interbank or other market used to determine the interest rate thereon, (b) with respect to all RFR Loans denominated in Euro and Eurocurrency Loans, any day on which TARGET is not open for the settlement of payments in Euro and (c) with respect to all SOFR Loans, any date that is not a U.S. Government Securities Business Day.

“Calculation Date” means the last Business Day of each Fiscal Quarter.

“Capital Lease Obligations” of any Person means all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Exposure, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term shall have the corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a Lien on all such cash and deposit account balances to secure the L/C Exposure. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Truist Bank, or other institutions reasonably satisfactory to the Required Lenders.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Law” means (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its applicable Lending Office) or any L/C Issuer (or, for purposes of Section 3.04, by the Parent Company of such Lender or such L/C Issuer, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (ii) any member of the Mendelson Group) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the combined voting power of all classes of Equity Interests of such Person entitled to vote for members of the board of directors or equivalent governing body; or

(b) ~~the Mendelson Group shall cease beneficially to own and control at least ten percent (10%) of the combined voting power of all classes of Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body on a fully-diluted basis (and taking into account all such securities that any member of the Mendelson Group has the right to acquire pursuant to any option right); or~~ [reserved]; or

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or a duly authorized committee of such board or governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. For purposes of determining a majority of the members of the board of directors or other equivalent governing body, vacant seats shall not be included.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Commitment” means, as to each Lender, its obligation (a) to make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) to purchase participations in L/C Exposure and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or, solely for purposes of Section 412 and Section 430 of the Code, is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Compensation Period” has the meaning set forth in Section 2.11(d)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for the Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Charges, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) non-cash expense for stock options and all other non-cash charges, determined on a consolidated basis in accordance with GAAP, in each case for such period, (E) non-cash increases in expenses due to purchase accounting associated with any acquisitions of the Borrower or its Subsidiaries, and (F) increased or decreased by (without duplication):

(a) any non-cash net loss or gain resulting in such period from Hedging Arrangements and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations;

(b) any non-cash net loss or gain included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any non-cash net loss or gain resulting from Hedge Arrangements for currency exchange risk), and

(c) the cumulative effect of a change in accounting principles during such period made in accordance with Section 1.03.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense with respect to Debt including, without limitation, the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) with respect to Hedging Arrangements during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of the Borrower or any Restricted Subsidiary in the unremitted earnings or losses of any Person that is not a Subsidiary, (d) any income (or loss) of any Person accrued prior to the date it becomes (or has been deemed to become on a pro forma basis) a Restricted Subsidiary or is merged into or consolidated with (or has been deemed to have merged into or consolidated on a pro forma basis with) the Borrower or any Restricted Subsidiary or on the date that such Person’s assets are acquired (or have been deemed to have been acquired on a pro forma basis) by the Borrower or any Restricted Subsidiary and (e) any net income (or loss) attributable to an Unrestricted Subsidiary.

“Consolidated Total Assets” means, at any time, the total consolidated assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected on the Borrower’s consolidated balance sheet as of the last day of the last Fiscal Quarter ending on or before the date of determination.

“Consolidated Total Indebtedness” means, at any time, without duplication, the sum of (a) all amounts which would be included as Debt (excluding Synthetic Lease Obligations) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time, plus (b) the amount of Attributable Indebtedness of the Borrower and its Restricted Subsidiaries at such time.

“Controlled Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person. It is understood and agreed that solely for purposes of this definition of “Controlled Affiliate”, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto.

“Covered Entity” has the meaning set forth in Section 10.29(b).

“Credit Extension” means (a) a Revolving Borrowing or a Swingline Borrowing, as applicable, and (b) an L/C Credit Extension.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and

(b) Euros, the greater of (i) €STR for the day (such day, a “Euro RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided that if by 5:00 p.m. (Brussels time) on the second (2nd) RFR Business Day immediately following any Euro RFR Determination Day, €STR in respect of such Euro RFR Determination Day has not been published on the €STR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Euros has not occurred, then €STR for such Euro RFR Determination Day will be €STR as published in respect of the first preceding RFR Business Day for which such €STR was published on the €STR Administrator’s Website; provided further that €STR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” means, as to any Person at any date, without duplication, (a) all indebtedness of such Person (i) for borrowed money in respect of which such Person is liable, contingent or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (ii) for the deferred purchase price of property or services which is secured by a security interest in any property owned by such Person, or (iii) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee (subject to the provisions of Section 1.03) and (c) all Synthetic Lease Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning set forth in Section 2.16(a).

“Default” means any event, occurrence or circumstance that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to Base Rate Loans, the Base Rate plus the Applicable Rate applicable to Base Rate Loans plus 2% per annum, (b) with respect to RFR Loans, the applicable ~~Adjusted~~ Daily Simple RFR plus the Applicable Rate applicable to RFR Loans plus 2% per annum, (c) with respect to Term SOFR Loans, ~~Adjusted~~ Term SOFR plus the Applicable Rate applicable to SOFR Loans plus 2% per annum; provided, however, that for any Term SOFR Loans, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus the Applicable Rate applicable to Base Rate Loans plus 2% per annum, (d) with respect to Eurocurrency Rate Loans, the ~~Adjusted~~ Eurocurrency Rate plus the Applicable Rate applicable to Eurocurrency Rate Loans plus 2% per annum; provided, however, that for any Eurocurrency Rate Loans, at the end of the applicable Interest Period, interest shall accrue at the applicable ~~Adjusted~~ Daily Simple RFR plus the Applicable Rate applicable to RFR Loans plus 2% per annum, (e) with respect to Swingline Loans, the ~~Base~~SOFR Index Rate plus the Applicable Rate applicable to ~~Base Rate~~SOFR Loans (or if greater such other rate as agreed to by the Borrower and the Swingline Lender with respect to such Swingline Loans) plus 2% per annum, ~~and~~ (f) with respect to SOFR Index Rate Loans, the SOFR Index Rate plus the Applicable Rate applicable to SOFR Loans plus 2% per annum and (g) with respect to all other amounts, the interest rate then applicable hereunder to Base Rate Loans plus the Applicable Rate applicable to Base Rate Loans plus 2% per annum.

“Default Right” has the meaning set forth in Section 10.29(b).

“Defaulting Lender” means, at any time, subject to Section 3.10(b), (a) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, to make a payment to any L/C Issuer in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent will be specifically identified in such writing, including a description of any Default or Event of Default that is asserted to be the cause of the conditions precedent not being satisfied), (b) any Lender that has notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s reasonable determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent will be specifically identified in such writing or otherwise communicated to the Administrative Agent following such statement, including a description of any Default or Event of Default that is asserted to be the cause of the conditions precedent not being satisfied), (c) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (d) any Lender with respect to which (i) a Lender Insolvency Event has occurred and is continuing or (ii) has become the subject of a Bail-in Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.10(b)) upon notification of such determination by the Administrative Agent to the Borrower, the L/C Issuers, the Swingline Lender and the Lenders.

“Disqualified Institution” means (a) competitors of the Borrower or its Subsidiaries, identified in writing by the Borrower to the Administrative Agent from time to time (it being understood that notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any parties that have previously acquired (or entered into a trade to acquire) an assignment or participation interest hereunder that is otherwise permitted hereunder, but upon the effectiveness of such designation, any such Person may not acquire any additional Commitments, Loans or participations); provided that, any competitor subsequently identified in writing by the Borrower to the Administrative Agent shall be deemed a Disqualified Institution three (3) Business Days after the Administrative Agent receives such notice, (b) such other Persons identified in writing by the Borrower to the Administrative Agent prior to the date hereof and (c) Affiliates of the Persons identified pursuant to clauses (a) or (b) that are either clearly identifiable by name or identified in writing by the Borrower to the Administrative Agent; provided, however, that a list of Disqualified Institutions identified above shall be made available to all Lenders upon request to the Administrative Agent; provided further, that the Administrative Agent shall be authorized to share the list of Disqualified Institutions to all Lenders without request.

“Divestiture” has the meaning set forth in Section 7.02(b).

“Dollar(s)” and the sign “$”, means lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate with respect to such currency at the time in effect pursuant to Section 10.23 or as otherwise expressly provided herein.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning specified in Section 10.07(i).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union, as amended and in effect from time to time.

“EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters (including, without limitation, any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof)) as now or at any time hereafter in effect.

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Commonly Controlled Entity from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) with respect to a Pension Plan or Multiemployer Plan that does not hold assets that equal or exceed its liabilities, the filing of a notice of intent to terminate under Section 4041(a)(2) of ERISA, if such Pension Plan’s or Multiemployer Plan’s liabilities exceed its assets as of the date of the filing of such notice, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC under Section 4042 of ERISA to terminate such Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Commonly Controlled Entity, in each case, that would individually or in the aggregate cause a Material Adverse Effect.

“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

~~“€STR Adjustment” means a percentage equal to 0.10% (10.00 basis points) per annum.~~

“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and the sign “€”, means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation for the introduction of, changeover to or operation of the Euro in one or more Participating Member States.

“Eurocurrency Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day.

“Eurocurrency Rate” means, with respect to any Borrowing for any Interest Period denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period and (ii) the Floor~~; and~~.

“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning specified in Article VIII.

“Evergreen Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Exchange Rate” means on any day, with respect to any Agreed Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M. on such day on the applicable page of the Bloomberg Service reporting the exchange rates for such Agreed Currency. In the event such exchange rate does not appear on the applicable page of such service, the Exchange Rate shall be determined by reference to such other publicly available services for displaying currency exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Administrative Agent based on current market spot rates in accordance with the provisions of Section 10.23; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be deducted or withheld from a payment to a Recipient by or on account of any obligation of the Borrower hereunder:

(a)  Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and

(b)  any U.S. federal withholding Taxes that (i) are imposed on amounts payable to such Recipient pursuant to a law in effect on the date on which such Recipient becomes a Recipient under this Agreement (other than pursuant to an assignment request by the Borrower under Section 10.15) or designates a new Lending Office, except in each case to the extent that amounts with respect to such Taxes were payable either (A) to such Recipient’s assignor immediately before such Recipient became a Recipient under this Agreement, or (B) to such Recipient immediately before it designated a new Lending Office, (ii) are attributable to such Recipient’s failure to comply with Section 3.01(f), or (iii) are imposed under FATCA.

“Existing Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 14, 2011, as amended, restated, supplemented or otherwise modified prior to the date hereof, by and among the Borrower, the lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as administrative agent.

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.03.

“Extending Lender” has the meaning specified in Section 2.16(a).

“Extension Effective Date” has the meaning specified in Section 2.16(a).

“Extension Request Date” has the meaning specified in Section 2.16(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and applicable intergovernmental agreements and related legislation or official administrative rules or practices with respect thereto.

“FCPA” has the meaning set forth in Section 5.17 hereof.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter, dated as of November 6, 2017, executed by Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey, Inc.) and Truist Bank, successor by merger to SunTrust Bank, and accepted by the Borrower.

“First Amendment” means that certain First Amendment to Revolving Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means December 11, 2020.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Floor” shall mean a rate of interest equal to 0%.

“Foreign Currency” means any Agreed Currency other than Dollars.

“Foreign Currency Sublimit” means an amount equal to $100,000,000.

“Foreign Person” means any Person that is not a U.S. Person.

~~“Foreign Subsidiary” means any Subsidiary of the Borrower that (a) is not organized under the Laws of the United States of America, any State thereof or the District of Columbia, (b) is an entity substantially all of whose assets consist (directly or indirectly) of the capital stock and/or Debt of one or more Subsidiaries that are CFCs or (c) is a Subsidiary of an entity set forth in subclause (a) or (b).~~

“Fourth Amendment” means that certain Fourth Amendment to Revolving Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means June 11, 2026.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Contract” means any agreement or contract with or made at the request of any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, department, instrumentality, commission, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

~~“Guarantee” means a guarantee executed by a Guarantor in substantially the form of Exhibit E.~~

~~“Guarantor” means any Restricted {Subsidiary of the Borrower that has }executed and delivered a Guarantee or supplement thereto on the Closing Date or pursuant to Section 6.14. Notwithstanding anything to the contrary contained herein, no Restricted Subsidiary shall be deemed to not be a Material Subsidiary solely as a result of any disposition, sale or other transfer of the Equity Interests in such Subsidiary if, prior to such disposition, sale or transfer, such Subsidiary was a Guarantor unless (x) such disposition, sale or transfer was consummated for fair market value (as determined by the Borrower acting in good faith) and on an arms’ length basis to a bona fide third party and (y) the primary purpose of such disposition was not the release of the Guarantee by such Subsidiary.~~

“Hazardous Materials” means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Arrangements, (a) for any date on or after the date such Hedging Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedging Arrangements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Arrangements (which may include a Lender or any Affiliate of a Lender).

“Hedging Arrangements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Hostile Acquisition” means (a) any transaction which is subject to Section 13(d) (other than an Investment Transaction) or Section 14(d) of the Securities Exchange Act of 1934, unless, prior to the time such transaction becomes subject to such Section 13(d) or 14(d), the board of directors or other governing body of the acquiree has adopted a resolution approving such transaction and approving any “change of control” with respect to such Person whereby the Borrower may acquire control of such Person, and (b) any purchase or attempt to purchase, any Person by means of a public debt or equity tender offer or other unsolicited takeover (or the equivalent thereof in any jurisdiction), or any attempt to engage in a proxy contest (or the equivalent thereof in any jurisdiction) for control of the board of directors (or the functional equivalent thereof) of any Person, in either case which has not been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired or proposed to be acquired or which is the subject of such proxy contest. For purposes of this definition, (x) a “change of control” means, for any Person, an Acquisition with respect to such Person and (y) an “Investment Transaction” means a transaction subject to Section 13(d), but not Section 16, of the Securities Exchange Act of 1934, provided that in connection with such a transaction, the Borrower or any applicable Subsidiary (as the case may be) has reported and at all times continues to report to the Securities and Exchange Commission that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through (j), inclusive, of the special instructions for complying with Schedule 13D under the Securities Exchange Act of 1934.

“Increase Request Date” has the meaning set forth in Section 2.16(b).

“Indemnified Liabilities” has the meaning set forth in Section 10.05(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05(a).

“Index Debt{” has the meaning set forth in the definition of }“Index Debt Rating.”

“Index Debt Rating{” means, as of any date, the }most recently published rating for any senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower (“Index Debt”) by S&P, Moody’s or Fitch. For purposes of the foregoing, (a) if at any time the Borrower has two Index Debt Ratings, in the event of split Index Debt Ratings, the fees and spreads set forth in the definition of Applicable Rate will be based on the Pricing Category corresponding to the higher of such Index Debt Ratings, unless such ratings differ by two or more Pricing Categories, in which case the fees and spreads will be based upon the Pricing Category one level below the Pricing Category corresponding to the higher of such Index Debt Ratings; (b) if at any time the Borrower has three Index Debt Ratings, in the event of split Index Debt Ratings, (x) if two of the three Index Debt Ratings are in the same Pricing Category, such Pricing Category shall apply and (y) if all three of the Index Debt Ratings are in different Pricing Categories, then the Pricing Category corresponding to the middle Index Debt Rating shall apply; (c) if at any time the Borrower has only one Index Debt Rating, the fees and spreads will be based on the Pricing Category applicable to such Index Debt Rating; and (d) subject to the last sentence of this paragraph, if the Borrower does not have an Index Debt Rating from any of Moody’s, S&P or Fitch, then Pricing Category V shall apply. Each change in the Applicable Rate shall apply during the period commencing on {the effective date of such change }and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending the effectiveness of any such amendment, the ratings of such rating agency most recently in effect prior to such change or cessation shall be employed in determining the Applicable Rate.

“Information” has the meaning set forth in Section 10.08.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

~~“Interest Coverage Ratio{” means, as of any date, the }ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement to (ii) Consolidated Interest Charges for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.~~

“Interest Payment Date” means, (a) as to any Loan other than a SOFR Index Rate Loan, Base Rate Loan or RFR Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Term SOFR Loan or Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; ~~and~~ (b) as to any Base Rate Loan or RFR Loan, the last Business Day of each January, April, July and October and the Maturity Date; and (c) as to any SOFR Index Rate Loan, the first Business Day of each month and the Maturity Date.

“Interest Period” means ~~(a)~~ as to each Term SOFR Loan or Eurocurrency Rate Loan, the period commencing on the date such Term SOFR Loan or Eurocurrency Rate Loan is disbursed, converted to or continued as a Term SOFR Loan or Eurocurrency Rate Loan and ending on the date one, three or six months thereafter, ~~,~~ as selected by the Borrower in its Revolving Loan Notice ~~and (b) as to any Swingline Loan, 30 days or such shorter period of time as the Swingline Lender and the Borrower shall mutually agree~~; provided that:

(i)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)  any Interest Period pertaining to a Term SOFR Loan or Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)  no Interest Period shall extend beyond the scheduled Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Laws” means, with respect to any Person, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“L/C Account Party” means, with respect to any Letter of Credit, the Borrower or any Restricted Subsidiary of the Borrower for whose account such Letter of Credit was issued.

“L/C Advance” means, with respect to each Lender, an advance made by the Lender pursuant to Section 2.03(c)(iii) in respect of such Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by or on behalf of the applicable L/C Account Party on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all L/C Borrowings that have not yet been reimbursed by or on behalf of the applicable L/C Account Parties at such time.

“L/C Issuer” means Truist Bank, Bank of America, N.A. (through itself or through one of its designated affiliates or branch offices) or any other Lender acceptable to the Borrower, in its capacity as an issuer of Letters of Credit hereunder, or any successor thereto.

“L/C Sublimit” means an amount equal to $~~100,000,000~~200,000,000.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.15.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Letter of Credit” means any letter of credit issued hereunder and any of the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit hereunder in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Subfacility Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, security interest, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, the authorized filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing); provided that in no event shall a precautionary filing of a UCC financing statement in respect of an operating lease constitute a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means this Agreement~~, the Guarantee~~, the Fee Letter, each Request for Credit Extension, each Compliance Certificate, any promissory notes issued pursuant to this Agreement and any and all other instruments, documents and agreements executed by the Borrower ~~or any Guarantor~~ in connection with any of the foregoing.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Acquisition” means an Acquisition with an aggregate consideration of greater than the Dollar Equivalent of $75,000,000.

“Material Acquisition Period” means the Fiscal Quarter during which a Material Acquisition was consummated and the immediately following four Fiscal Quarters; provided, however, that (i) no Material Acquisition Period shall occur unless Borrower designates, on or prior to the consummation of the applicable Material Acquisition, in writing to the Administrative Agent such period as a Material Acquisition Period, (ii) there shall be no more than two Material Acquisition Periods after the ~~Third~~Fourth Amendment Effective Date through the Maturity Date and (iii) there must be at least one full Fiscal Quarter between the end of the first Material Acquisition Period and the commencement of the second Material Acquisition Period.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, property, condition (financial or otherwise), or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Lenders hereunder or thereunder. For the avoidance of doubt, the term “Material Adverse Effect,” wherever it appears in the Loan Documents, shall be construed to apply to the Borrower and its Restricted Subsidiaries taken as a whole and not to the Borrower or any particular Restricted Subsidiary individually.

“Material Subsidiary” means, at any time, any Restricted Subsidiary of the Borrower, which has total assets of 3% or more of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries (in each case, excluding Unrestricted Subsidiaries thereof), or has annual consolidated total revenue of 5% or more of the consolidated total revenue of the Borrower and its Restricted Subsidiaries (in each case, excluding Unrestricted Subsidiaries thereof), in each case, based upon the most recent financial statements delivered to the Administrative Agent pursuant to Sections 6.01(a) and (b), and, in the case of consolidated total revenue, measured on a trailing twelve month basis. ~~Notwithstanding anything to the contrary contained herein, at no time shall the aggregate total of the assets (in the case of clause (i) below) or aggregate total revenue (in the case of clause (ii) below) of all Subsidiaries that are Guarantors represent less than (i) 90% of the Consolidated Total Assets of the Borrower and its Domestic Subsidiaries (excluding, in each case, (x) Unrestricted Subsidiaries, (y) Foreign Subsidiaries and (z) Parts Advantage and VPT so long as such Subsidiaries remain non-wholly owned subsidiaries of the Borrower) or (ii) 90% of consolidated total revenue of the Borrower and its Domestic Subsidiaries (excluding, in each case, (x) Unrestricted Subsidiaries, (y) Foreign Subsidiaries and (z) Parts Advantage and VPT so long as such Subsidiaries remain non-wholly owned subsidiaries of the Borrower), in each case, based upon the most recent financial statements delivered to the Administrative Agent pursuant to Section 6.01(a) and (b), and, in the case of consolidated total revenue, measured on a trailing twelve month basis (the “Aggregate Subsidiary Threshold”).~~

“Maturity Date” means (a) ~~July 14~~June 11, ~~2028~~2031, (b) such earlier date upon which the Commitments are terminated in accordance with the terms hereof or (c) solely with respect to any Commitment extended pursuant to Section 2.16, such later date as such Commitment is so extended.

“Maximum Rate” has the meaning specified in Section 10.10.

“Mendelson Group” means (i) each of ~~Laurans A. Mendelson,~~ Eric A. Mendelson and Victor H. Mendelson, and the spouses and lineal descendants of ~~Laurans A. Mendelson,~~any of Eric A. Mendelson ~~and~~, Victor H. Mendelson and Laurans A. Mendelson, whether by adoption or otherwise, and their respective spouses, any trusts for the benefit of, or controlled by, any of the foregoing Persons and the respective Controlled Affiliates of any of the foregoing Persons, and (ii) to the extent not included in clause (i) above, each of those Persons identified as part of the “Mendelson Reporting Group” in the reports filed with the U.S. Securities and Exchange Commission.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 15, 2023, by and among Borrower, Magnolia MergeCo Inc., Jazz Parent, Inc. and the Representative as defined in the preamble thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding five calendar years, has made or been obligated to make contributions.

“Net Worth” means, for any Subsidiary, an amount equal to (A) the total assets of such Subsidiary that would be reflected on such Subsidiary’s consolidated balance sheet as of such date prepared in accordance with GAAP, minus (B) the total liabilities of such Subsidiary that would be reflected on such Subsidiary’s consolidated balance sheet as of such date prepared in accordance with GAAP.

“New Lender” has the meaning specified in Section 2.16(b).

“Non-Consenting Lender” has the meaning specified in Section 10.15.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

~~“Non-Guarantor Subsidiary Net Worth” means, for any Subsidiary that is not a Guarantor, an amount equal to the Net Worth of such Subsidiary.~~

“Obligations” means all amounts owing by the Borrower ~~and Guarantors~~ to the Administrative Agent, any L/C Issuer, any Lender (including the Swingline Lender) or Truist Securities, Inc. pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, any L/C Issuer and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), all obligations with respect to Hedging Arrangements, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed solely with respect to an assignment (other than an assignment made pursuant to Section 10.15).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Exposure on any date, the amount of such L/C Exposure on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Exposure as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Foreign Currency Rate” means for any amount payable in any Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in such Foreign Currency (or if such amount due remains unpaid for more than three Business Days, then for such other period as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid amount.

“Parent Company” means, with respect to a Lender, the “bank holding company” (as defined in Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Member State” means a member state of the European Communities that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

“Parts Advantage” means Parts Advantage, LLC, a Delaware limited liability company, and its successors and assigns.

“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any Commonly Controlled Entity or to which the Borrower or any Commonly Controlled Entity contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Periodic Index Rate Determination Day{” shall have the meaning set forth in} the definition of “SOFR Index Rate.”

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Agreement” means any agreement relating to the sale or change of control (whether by merger, sale of stock or other structure) of the Borrower where the terms of such agreement provide for the payment in full of the Obligations concurrently with the consummation of the transactions contemplated thereby.

~~“Permitted Investments” means:~~

~~(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within thirteen months from the date of acquisition thereof;~~

~~(ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within 270 days from the date of acquisition thereof;~~

~~(iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 365 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;~~

~~(iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and~~

~~(v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.~~

“Permitted Liens” means only those Liens permitted by subsections (a) through (s) of Section 7.01.

“Permitted Real Estate Debt” means (i) debt incurred or assumed by the Borrower or its Restricted Subsidiaries which was incurred for the purpose of financing all or any part of the cost of acquisition or improvement of any owned real property after the Closing Date for use in the ordinary course of business of such Person in compliance with this Agreement and (ii) other debt incurred or assumed by the Borrower or its Restricted Subsidiaries in an amount not in excess of $~~25,000,000~~37,500,000 at any time outstanding for the Borrower and its Restricted Subsidiaries on a consolidated basis that is secured by real estate owned or leased as of the Closing Date.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or other legally recognized entity or Governmental Authority.

“Plan” means, at a particular time, an employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA, or would be deemed a “contributing sponsor” under Section 4069 of ERISA if such plan were terminated.

“Properties” has the meaning set forth in Section 5.08.

“Pro Rata Share” means, with respect to each Lender, a percentage, the numerator of which shall be such Lender’s Commitment outstanding (or if the Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of the Commitments outstanding of all Lenders (or if the Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure), as such share may be adjusted as contemplated herein.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any L/C Issuer.

“Refinancing Debt” means Debt incurred or borrowed by the Borrower and/or its Subsidiaries, to the extent the proceeds thereof have been escrowed, for the redemption, defeasement, satisfaction and discharge or repayment of any existing Debt of the Borrower or any of its Subsidiaries.

“Register” has the meaning set forth in Section 10.07(c).

“Regulation D” means Regulation D of the Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” means Regulation T of the Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” means Regulation U of the Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” means Regulation X of the Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” means Regulation Y of the Board, as the same may be in effect from time to time, and any successor regulations.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations promulgated under Section 4043 of ERISA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to a Swingline Loan, a Swingline Notice, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, at least two Lenders whose Voting Percentages aggregate more than 50%; provided, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders; provided further, that if there is only one Lender, only the consent of that Lender shall be required.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower~~, or the chief financial officer, treasurer or assistant treasurer of any Guarantor, as applicable~~. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower ~~or any Guarantor, as applicable,~~ shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower ~~or any Guarantor, as applicable,~~ and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower ~~or such Guarantor, as applicable~~.

~~“Restricted Payment{” shall have the meaning set forth in }Section 7.10.~~

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

~~“Restrictive Covenant” has the meaning set forth in Section 7.08.~~

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Exposure” means, with respect to any Lender at any time (in its capacity as a Lender and not as an L/C Issuer or Swingline Lender), the sum of the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s Pro Rata Share of the L/C Exposure and such Lender’s Swingline Exposure at such time.

“Revolving Loan” has the meaning set forth in Section 2.01.

“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA, and (b) Euro, €STR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (~~c~~b) Euro, any day that is a TARGET Day, except for a (i) Saturday or (ii) a Sunday.

“RFR Loan” means a Loan that bears interest at a rate based on ~~Adjusted~~ Daily Simple RFR.

“RFR Rate Day” has the meaning specified in the definition of “~~Adjusted~~ Daily Simple RFR”.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” means, at any time, {a country, region or territory that is}, or whose government is, {the subject or target of any Sanctions (}which as of the Fourth Amendment Effective Date includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating {or resident in a Sanctioned Country }or (c) any Person owned or controlled by any such Person.

“Sanctions” means ~~Laws,~~ economic or financial sanctions or trade embargoes imposed, administered or enforced ~~or~~from time to time by (a) the U.S. government, including those administered by ~~the Office of Foreign Assets Control of~~OFAC or the U.S. Department of ~~Treasury, the U.S. Department of~~ State, (b) the United Nations Security Council, the European Union~~, any European Union member state~~ or His Majesty’s Treasury ~~that prohibit or restrict transactions or dealings with designated Persons, countries, regions or territories~~of the United Kingdom or (c) any other relevant sanctions authority.

~~“Sanctioned Country” means {a country, region or territory that is }or whose government is subject to Sanctions, including programs identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx, or as otherwise published from time to time, or is {the subject or target of any Sanctions (}as of the Closing Date, which includes Crimea, Cuba, Iran, North Korea, Sudan and Syria).~~

~~“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” or “Sectoral Sanctions Identifications” maintained by OFAC available at https://sdnsearch.ofac.treas.gov/, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization owned or controlled by a Sanctioned Country, or (iii) a Person located {or resident in a Sanctioned Country}, to the extent subject to Sanctions.~~

“Second Amendment” means that certain Second Amendment to Revolving Credit Agreement, dated as of April 7, 2022, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” means, collectively, (a) the Borrower’s 5.250% Notes due 2028 (the “2028 Notes”), and (b) the Borrower’s 5.350% Notes due 2033 (the “2033 Notes”).

“Senior Notes Indenture” means that certain Indenture dated as of July 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among the Borrower, as issuer, the guarantors from time to time party thereto and Truist Bank, in its capacity as trustee.

“Single Employer Plan” means any plan maintained for employees of the Borrower or any Commonly Controlled Entity that is subject to Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Index Rate” means, the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Index Rate Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m., on any Periodic Index Rate Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator {and a Benchmark Replacement Date with respect to the }Term SOFR Reference Rate has not occurred, the SOFR Index Rate will be the Term SOFR Reference Rate for such one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Index Rate Determination Day; provided further, that if the SOFR Index Rate {as so determined shall ever be less than the Floor, then }the SOFR Index Rate {shall be deemed to be the Floor.}

“SOFR Index Rate Loan” means {a Loan that bears interest }based on the SOFR Index Rate.

“SOFR Loan” shall mean ~~{a Loan that bears interest }at a rate based on Adjusted~~any SOFR Index Rate Loan and/or Term SOFR~~, other than pursuant to clause (iii) of the definition of “Base Rate”~~ Loan for any Interest Period.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

~~“SONIA Adjustment” means a percentage equal to 0.10% (10.00 basis points) per annum.~~

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Acquisition Agreement Representations” means the representations and warranties made by or with respect to the Corporation (as defined in the Merger Agreement) and the Representative (as defined in the Merger Agreement) in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or the Borrower’s applicable Affiliate has) the right (taking into account any applicable cure provisions), pursuant to the Merger Agreement, to terminate the Borrower’s (or the applicable affiliate’s) obligations under the Merger Agreement to consummate the transactions contemplated thereby (or the right not to consummate such transactions pursuant to the Merger Agreement) as a result of a breach of such representations and warranties.

“Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02(a), 5.02(b), 5.02(c)(i), 5.04, 5.09, 5.14, 5.15, 5.16 and 5.17 of this Agreement.

“Sterling” or “£” mean in each case, pounds sterling, the lawful money of the United Kingdom.

“Solvent” and “Solvency” mean, with respect to the Borrower and its Subsidiaries, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swingline Borrowing” means a borrowing consisting of a Swingline Loan from the Swingline Lender made pursuant to Section 2.14.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed the Swingline Sublimit. The Swingline Commitment is a subfacility of, and not in addition to, the Commitments.

“Swingline Exposure” means, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.14, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” means Truist Bank, or any other Lender acceptable to the Borrower and the Administrative Agent that may agree to make Swingline Loans hereunder.

“Swingline Loan” means a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Swingline Notice” has the meaning set forth in Section 2.14.

“Swingline Sublimit” means an amount equal to $200,000,000.

“Swingline Termination Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Synthetic Lease” means a lease transaction under which all three of the following criteria are met (a) the parties intend that the lease will be treated as an “operating lease” by the lessee; (b) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property and (c) in an insolvency or bankruptcy proceeding of such lessee, the lease obligations would be characterized as the indebtedness of such lessee (without regard to accounting treatment).

“Synthetic Lease Obligations” means, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication and (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“TARGET” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system (or if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ~~Period~~Base Rate Term SOFR Determination Day; provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR ~~Adjustment” shall mean a percentage equal to 0.10% (10 basis points) per annum~~Loan” means a Revolving Loan that bears interest based on Term SOFR.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Third Amendment” means that certain Third Amendment to Revolving Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the ~~Guarantors~~guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” means July 14, 2023.

“Threshold Amount” means $150,000,000.

“Total Leverage Ratio” means, as of any date, the ratio of (i) the total of (a) Consolidated Total Indebtedness as of such date minus (b) unrestricted cash and cash equivalents of {the Borrower and its Restricted Subsidiaries }as of such date; to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date, adjusted to include, on a pro forma basis, Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period assuming the consummation of such acquisition occurred on the first day of such period.

“Trading with the Enemy Act” means the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Truist Bank” means Truist Bank, a North Carolina banking corporation, successor by merger to SunTrust Bank.

“Truist Securities, Inc.” means Truist Securities, Inc., a Tennessee corporation, formerly known as SunTrust Robinson Humphrey, Inc.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR, the SOFR Index Rate or the Base Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated in writing to the Administrative Agent after the Closing Date as an “Unrestricted Subsidiary” in accordance with Section 10.25.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.01(f)(ii).

“Voting Percentage” means, as to any Lender, (a) at any time prior to the Maturity Date, such Lender’s Pro Rata Share and (b) at any time after the Maturity Date, the percentage (carried out to the ninth decimal place) obtained by dividing (i) the sum of (A) the outstanding amount of such Lender’s Revolving Loans, plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of L/C Exposure and such Lender’s Swingline Exposure, by (ii) the Outstanding Amount of all Revolving Loans, Swingline Exposure and L/C Exposure.

“VPT” means VPT, Inc., a Virginia corporation, and its direct and indirect Subsidiaries, and their respective successors and assigns.

“Withholding Agent” means the Borrower or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and any other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in electronic or physical form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of the Borrower or any Subsidiary of the Borrower at “fair value”, as defined therein and (ii) any lease that is characterized as an operating lease in accordance with GAAP after the Borrower’s adoption of Accounting Standards Codification Section 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of Accounting Standards Codification Section 842.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; (c) references to any Person shall be construed to include such Person’s successors and permitted assigns; and (d) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

1.06 Currency Translations.

(a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or the Dollar Equivalent of such amount and any requisite currency translation shall be determined by the Administrative Agent as set forth herein.

(b) For purposes of all determinations of Outstanding Amounts, L/C Exposure and Required Lenders (and the components of each of them), any amount in any currency other than Dollars shall be deemed to refer to the Dollar Equivalent thereof and any requisite currency translation shall be determined by the Administrative Agent. For purposes of all calculations and determinations hereunder, and all certificates delivered hereunder, all amounts represented by such terms shall be expressed in Dollars or the Dollar Equivalent thereof.

(c) The Administrative Agent shall determine the Dollar Equivalent of any amount when required or permitted hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination by the Borrower. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of the Borrower or any Lender, including without limitation, the Dollar Equivalent of any Loan or Letter of Credit made or issued in an Agreed Currency other than Dollars.

(d) The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars, whole Euros or whole cents or other subunits of an Agreed Currency to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole units of the applicable Agreed Currency or in whole subunits of the applicable Agreed Currency, as may be necessary or appropriate.

1.07 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Eurocurrency Rate, Adjusted Eurocurrency Rate, ~~Adjusted~~SOFR Index Rate, Daily Simple RFR, ~~Daily Simple RFR, Adjusted Term SOFR~~ or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Eurocurrency Rate, Adjusted Eurocurrency Rate, SOFR Index Rate, Daily Simple RFR, ~~Adjusted Daily Simple RFR, Adjusted Term SOFR,~~ Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, ~~Adjusted Term SOFR,~~ Eurocurrency Rate, Adjusted Eurocurrency Rate, SOFR Index Rate, Daily Simple RFR~~, Adjusted Daily Simple RFR~~, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, ~~Adjusted Term SOFR,~~ Eurocurrency Rate, Adjusted Eurocurrency Rate, SOFR Index Rate, Daily Simple ~~SOFR, Adjusted Daily Simple~~ RFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower in Agreed Currencies from time to time (each such loan, a “Revolving Loan”) during the period from the Closing Date to the Maturity Date in an aggregate principal amount not to exceed at any time outstanding such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (a) the Dollar Equivalent of such Lender’s Revolving Credit Exposure shall not exceed its Commitment, (b) the Dollar Equivalent of all Revolving Loans funded in Foreign Currencies shall not exceed the Foreign Currency Sublimit and (c) the aggregate amount of all Revolving Credit Exposure shall not exceed the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow under this Section 2.01, prepay under Section 2.04 and reborrow under this Section 2.01. Revolving Loans in Dollars may be Base Rate Loans or SOFR Loans, as further provided herein. Revolving Loans in Euros may be RFR Loans or Eurocurrency Rate Loans, as further provided herein. Revolving Loans in Sterling shall be RFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Revolving Loans~~.~~.

(a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (~~x~~w) 12:00 noon, New York time, three Business Days (or (i) in the case of the initial Credit Extension on the Closing Date, one Business Day and (ii) in the case of the Credit Extension on the ~~Third~~Fourth Amendment Effective Date, such shorter period as agreed to by the Administrative Agent) prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans in Dollars or of any conversion of Term SOFR Loans to Base Rate Loans, (~~y~~x) 12:00 noon, New York time, four Business Days prior to the requested date of each Borrowing of RFR Loans or Eurocurrency Rate Loans, (y) 12:00 noon, New York time, on the requested date of each Borrowing of Base Rate Loans, or (z) 12:00 noon, New York time, on the requested date of each Borrowing of ~~Base~~SOFR Index Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of RFR Loans, SOFR Loans and Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or, if less, an aggregate principal amount equal to the remaining balance of the available applicable Commitments). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, an aggregate amount equal to the remaining balance of the available Commitments).

(b) Each Revolving Loan Notice (whether telephonic or written) shall specify

(i) whether the Borrower is requesting a new Borrowing, a conversion of existing Revolving Loans from one Type to the other, or the continuation of Term SOFR Loans or Eurocurrency Rate Loans for an additional Interest Period;

(ii) the principal of the Revolving Loans to be borrowed, converted or continued;

(iii) the applicable Agreed Currency;

(iv) the Type of Revolving Loans to be borrowed or as to which existing Revolving Loans are to be converted, and if applicable the Revolving Loan from which the requested Revolving Loan will be converted or continued;

(v) the requested date of such Borrowing, conversion or continuation, which shall be a Business Day;

(vi) if the Borrower is requesting a new Borrowing, the location and number of the bank account of the Borrower to which funds are to be disbursed;

(vii) in the case of a Borrowing in Dollars, whether such Borrowing is to be a Base Rate Borrowing ~~or~~, a SOFR Index Rate Borrowing or a Term SOFR Borrowing;

(viii) in the case of a Borrowing in Euros, whether such Borrowing is to be a RFR Borrowing or a Eurocurrency Rate Borrowing; and

(ix) in the case of a Term SOFR Borrowing or Eurocurrency Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made or continued as, or converted to, Base Rate Loans (after converting, if necessary, the Borrowing into Dollars using the applicable Exchange Rate in effect on such date). Any such automatic conversion shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Term SOFR Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. (or 2:00 p.m. with respect to Base Rate Loans), New York time, on the Business Day specified in the applicable Revolving Loan Notice. Each Lender may, at its option, make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall, by no later than 3:00 p.m. (or 4:00 p.m. with respect to Base Rate Loans), New York time, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Truist Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(d) Except as otherwise provided herein, ~~a~~ Eurocurrency Rate Loans or Term SOFR Loans may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loans or Term SOFR Loans. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans or Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans and Term SOFR Loans be converted to Base Rate Loans at the end of the respective Interest Periods related to such Loans.

(e) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurocurrency Rate Loans or Term SOFR Loans upon determination of such interest rate. The determination of the SOFR Index Rate, Term SOFR, Daily Simple RFR and Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Truist Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(f) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than twelve Interest Periods, collectively, in effect with respect to Eurocurrency Rate Loans and Term SOFR Loans.

2.03 Letters of Credit~~.~~.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Subfacility Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension after giving effect to such L/C Credit Extension, (1) the aggregate Revolving Credit Exposure would exceed the Aggregate Commitments, (2) the Revolving Credit Exposure of any Lender would exceed such Lender’s Commitment, or (3) the L/C Exposure would exceed the L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Subfacility Expiration Date, unless all Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

(E) such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of any other type of Letter of Credit, or is to be denominated in a currency other than Dollars.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon, New York time, at least two Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the name of the account party (which shall be the Borrower) and the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

(ii) Promptly after its receipt of any Letter of Credit Application, but in any event no later than two Business Days prior to the proposed issuance date (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion), the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit. In addition and without limiting the foregoing, on the Closing Date, each Lender shall be deemed to have purchased a participation in each Existing Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Existing Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit such L/C Issuer and/or the Borrower to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued and have a final expiry date that is not later than the Letter of Credit Subfacility Expiration Date. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Subfacility Expiration Date; provided, however, that no L/C Issuer shall permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the seventh (7th) Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, no L/C Issuer shall have any obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m., New York time, on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the L/C Account Party shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If such L/C Account Party or the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date for which the L/C Account Party shall be the Borrower and in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the L/C Account Party in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the L/C Account Party shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate equal to the Default Rate that would be applicable to Base Rate Loans. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until a Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse any L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition including, without limitation, the existence (or alleged existence) of any Material Adverse Effect, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the L/C Account Party or the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s funding in respect of the Base Rate Loan or an L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the L/C Account Party, the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the L/C Account Party or the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any L/C Issuer or any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to the use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any L/C Issuer or any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been converted into a Borrowing under the terms hereof or (ii) if, as of the Letter of Credit Subfacility Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Exposure (in an amount equal to such Outstanding Amount).

(h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by such L/C Issuer, its correspondents, and the beneficiaries thereof will be governed by the rules of the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), and to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.16.

(i) Letter of Credit Fees. The Borrower shall pay in Dollars to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee equal to the Applicable Rate for Letters of Credit multiplied by the actual daily maximum amount available to be drawn under all outstanding Letters of Credit. Such fee shall be due and payable on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Subfacility Expiration Date. If there is any change in such Applicable Rate during any quarter, the actual daily amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower and the respective L/C Account Party under a Letter of Credit jointly and severally shall pay directly to the applicable L/C Issuer for its own account a fronting fee in an amount (i) with respect to each commercial Letter of Credit issued by such L/C Issuer, a per annum rate equal to 0.125% (or such lower fee as may be agreed by such L/C Issuer) of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit issued by such L/C Issuer, a per annum rate equal to 0.125% (or such lower fee as may be agreed by such L/C Issuer) on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Subfacility Expiration Date. In addition, the Borrower and the respective L/C Account Party under a Letter of Credit jointly and severally shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04 Prepayments.

(a) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent (A) not later than 12:00 noon, New York time, three Business Days prior to any date of prepayment of any Term SOFR Loan or Eurocurrency Rate Loan, and (B) not later than 12:00 noon, New York time, on the date of prepayment of RFR ~~Loan~~Loans, SOFR Index Rate Loans, Base Rate Loans and Swingline Loans; (ii) any prepayment of SOFR Loans and Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or the remaining outstanding amount of such Loan); (iii) any prepayment of Base Rate Loans and RFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or the remaining outstanding amount of such Loan); and (iv) any prepayment of Swingline Loans shall be in an amount that would be permitted in the case of an advance of a Swingline Loan pursuant to Section 2.14, or, in the case of (ii), (iii) and (iv) if a lesser amount, the remaining principal amount of the applicable Loans in any outstanding Borrowing. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans or Swingline Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan or Eurocurrency Rate Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans or Swingline Loans, as the case may be, of the applicable Lenders in accordance with their respective Pro Rata Shares.

(b) If at any time (i) the Revolving Credit Exposure at any time exceeds the Aggregate Commitments then in effect, other than as a result of fluctuations in exchange rates, or (ii) if, solely as a result of fluctuations in currency exchange rates, the sum of the Revolving Loans and L/C Exposure denominated in Foreign Currency as of the most recent Calculation Date exceeds 105% of the Foreign Currency Sublimit, the Borrower shall immediately repay ~~their respective~~its Revolving Loans in an aggregate amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Article III.

2.05 Optional Reduction or Termination of Commitments. The Borrower may, at any time and from time to time upon notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments to an amount not less than the Revolving Credit Exposure; provided that (a) the Borrower shall not be obligated to pay any amount as a penalty in connection with any such reduction or termination of the Commitments, except as required by Section 3.05 due to any repayment of Loans arising from such reduction or termination, (b) any such notice shall be received by the Administrative Agent not later than 12:00 noon, New York time, three Business Days prior to the date of termination or reduction, and (c) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Commitments. Once reduced or terminated in accordance with this Section 2.05, the Commitments may not be increased except in accordance with Section 2.15. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination. Any such reduction in the Commitments below the Swingline Sublimit, the L/C Sublimit and the Foreign Currency Sublimit shall result in a dollar for dollar reduction in the Swingline Commitment, the Swingline Sublimit, the L/C Sublimit and the Foreign Currency Sublimit, as appropriate. The Commitment of a Lender may also be terminated under the provisions of Section 10.15.

2.06 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all of its Revolving Loans then outstanding.

(b) The Borrower shall repay each Swingline Borrowing on the earlier of (i) the last day of the Interest Period applicable to such Swingline Borrowing and (ii) the Swingline Termination Date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~Adjusted~~ Term SOFR for such Interest Period plus the Applicable Rate for SOFR Loans; (ii) each RFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ~~Adjusted~~ Daily Simple RFR plus the Applicable Rate for RFR Loans; (iii) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans; (iv) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; ~~and~~ (v) each SOFR Index Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at {a rate per annum equal to }the SOFR Index Rate plus the Applicable Rate for SOFR Loans, and (vi) each Swingline Loan shall bear interest on the outstanding principal amount thereof at a rate equal to the ~~Base~~SOFR Index Rate plus the Applicable Rate for ~~Base Rate~~SOFR Loans, or such other rate as the Swingline Lender and the Borrower shall agree to, with respect thereto.

(b) If any Event of Default exists under clause (a), clause (f)(i) or clause (f)(ii) of Article VIII or after acceleration, the Borrower shall, and for all other Events of Default shall at the option of the Required Lenders, pay interest on the principal amount of all of its outstanding Obligations (including, without limitation, an increase in the fees under Section 2.03(i) with respect to Letters of Credit) at a fluctuating interest rate per annum at all times equal to the Default Rate applicable thereto to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date.

(d) Interest on each Loan (other than a Swingline Loan) shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay in Dollars to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share of all Commitments, an unused commitment fee, which shall accrue at the Applicable Rate set forth under the column “Applicable Rate for Commitment Fee” multiplied by the actual daily amount of the unused Commitment of such Lender during the period from the Closing Date to the Maturity Date. For purposes of computing commitment fees with respect to the Commitments, the Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and L/C Exposure, but not Swingline Exposure, of such Lender. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing on January 31, 2018 and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b) Fee Letter. The Borrower shall pay in Dollars to the Administrative Agent and Truist Securities, Inc. the fees set forth in the Fee Letter, for their own account in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(c) Lenders’ Upfront Fee. On the Closing Date, the Borrower shall pay in Dollars to the Administrative Agent, for the account of the Lenders, the upfront fees agreed upon in writing by the Borrower and Truist Securities, Inc. as contemplated by the Fee Letter. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

(d) Defaulting Lender Commitment Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to commitment fees accruing with respect to its Commitment during such period pursuant to subsection (a) of this Section or letter of credit fees accruing during such period pursuant to Section 2.03(i) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (x) to the extent that a portion of the L/C Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 3.10, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such L/C Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the applicable L/C Issuer. The pro rata payment provisions of Section 2.12 shall automatically be deemed adjusted to reflect the provisions of this subsection.

2.09 Computation of Interest and Fees. Interest on Base Rate Loans and Swingline Loans and commitment fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all other types of fees shall be calculated on the basis of a year of 360 days, except where market practice is on the basis of a year of 365 days (or 366 days in a leap year), payable for the actual number of days elapsed (including the first day but excluding the last day). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.10 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Revolving Credit Exposure. The accounts and records maintained by the Administrative Agent shall be treated as part of the Register. In the event of any inconsistency between the Register and any Lender’s records, the records as in the Register shall govern absent manifest error.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. The accounts and records maintained by the Administrative Agent shall be treated as part of the Register. In the event of any inconsistency between the Register and any Lender’s records, the records as in the Register shall govern absent manifest error.

(c) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note for each Commitment of such Lender payable to such Lender and its registered assigns and in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

2.11 Payments Generally.

(a) All payments to be made by the Borrower shall be made in the applicable Agreed Currency without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If the Borrower does not, or is unable for any reason to, effect payment of a Loan to the Lenders in the Agreed Currency or if the Borrower shall default in the payment when due of any payment in such Agreed Currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollar Equivalent of such Agreed Currency determined in accordance with Section 10.22. With respect to any amount due and payable in Agreed Currency other than Dollars, the Borrower shall hold the Lenders harmless from any losses, if any, that are incurred by the Lenders arising from any change in the value of Dollars in relation to such Agreed Currency between the date such payment became due and the date of payment thereof (other than losses incurred by any Lender due to the gross negligence or willful misconduct of such Lender as determined by a court of competent jurisdiction in a final non-appealable order).

(b) Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due, such funds shall be applied (i) first, to the Administrative Agent’s fees and reimbursable expenses (including Attorney Costs and amounts payable under Article III) then due and payable pursuant to any of the Loan Documents; (ii) second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the L/C Issuers then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the L/C Issuers based on their respective pro rata shares of such fees and expenses; (iii) third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and (iv) fourth, to the payment of principal of the Loans, unreimbursed L/C Borrowings and obligations under Hedging Arrangements with a Lender or an Affiliate of such Lender then due hereunder or thereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Borrowings and obligations under such Hedging Arrangements then due to such parties.

(d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in the applicable Agreed Currency in immediately available funds, at the greater of the Federal Funds Rate as in effect from time to time or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in a Foreign Currency, until the second Business Day after such demand and thereafter at the greater of the Base Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in a Foreign Currency; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in the applicable Agreed Currency in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate as in effect from time to time or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in a Foreign Currency, until the second Business Day after such demand and thereafter at the greater of the Base Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in a Foreign Currency. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount within two Business Days after the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

(g) Subject to Section 3.09, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Revolving Loans made by it, or the participations in L/C Exposure or Swingline Exposure held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Exposure or Swingline Exposure held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.12 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13 Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Commitments and the Dollar Equivalent of the sum of the Outstanding Amount of all Loans and L/C Exposure; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

2.14 Procedure for Swingline Borrowing; Etc.

(a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit B attached hereto (a “Swingline Notice”) prior to 12:00 noon, New York time, on the requested date of each Swingline Borrowing. Each Swingline Notice shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Swingline Notice. Each Swingline Loan shall accrue interest at the ~~Base~~SOFR Index Rate or any other interest rate ~~as agreed between the Borrower and the Swingline Lender and shall have an Interest Period (which shall be a period contemplated by the definition of the term “Interest Period”)~~ as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Swingline Notice not later than 12:00 noon, New York time, on the requested date of such Swingline Loan.

(b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Revolving Loan Notice to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make ~~Base~~SOFR Index Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its ~~Base~~SOFR Index Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.02, which will be used solely for the repayment of such Swingline Loan.

(c) If for any reason a ~~Base~~SOFR Index Rate Loan may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such ~~Base~~SOFR Index Rate Loan should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the ~~Base~~SOFR Index Rate, such Swingline Loan shall automatically become a ~~Base~~SOFR Index Rate Loan on the effective date of any such participation and interest shall become payable on demand.

(d) Each Lender’s obligation to make a ~~Base~~SOFR Index Rate Loan pursuant to Section 2.14(b) or to purchase the participating interests pursuant to Section 2.14(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Commitment, (iii) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (iv) any other circumstance, happening or event whatsoever including, without limitation, the existence (or alleged existence) of any Material Adverse Effect, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the ~~Base~~SOFR Index Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

2.15 Increase in Commitments; Additional Lenders.

(a) So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, the Borrower may, upon at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Aggregate Commitments by an amount not to exceed $~~750,000,000~~800,000,000 (the amount of any such increase, the “Additional Commitment Amount”), provided, however, that at no time shall the Aggregate Commitments exceed $~~2,750,000,000~~3,000,000,000. Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount up to its Pro Rata Share of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender. Any Lender that fails to respond to such notice shall be deemed to have declined to increase its Commitment.

(b) If any Lender shall not elect to increase its Commitment pursuant to subsection (a) of this Section 2.15, the Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

(c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.15 shall become effective upon the receipt by the Administrative Agent of a supplement or joinder in form and substance satisfactory to the Administrative Agent executed by the Borrower, and by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, a certificate of the Borrower signed by a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that (x) at the time of, and immediately after giving effect to, any such proposed increase, no Default or Event of Default shall exist, (y) all representations and warranties of the Borrower contained in Article V (but excluding the representation set forth in Section 5.05(b)) shall be true and correct in all material respects on and as of the date of increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (z) since October 31, ~~2022~~2025, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect, and such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Commitment and such opinions of counsel for the Borrower with respect to the increase in the Commitments as the Administrative Agent may reasonably request.

(d) Upon the acceptance of any such agreement by the Administrative Agent, each Additional Lender shall automatically be deemed a Lender for all purposes hereunder, the Aggregate Commitments shall automatically be increased by the amount of the Commitments added through such agreement and Schedule 2.01 shall automatically be deemed amended to reflect the Commitments of all Lenders after giving effect to the addition of such Commitments.

(e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.15 that is not pro rata among all Lenders, (i) within five Business Days, in the case of any Base Rate Loans, SOFR Index Rate Loans or RFR ~~Loan~~Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Term SOFR Loans or Eurocurrency Rate Loans then outstanding, the Borrower shall prepay its Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article IV, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in proportion to their respective Commitments after giving effect to such increase and (ii) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall automatically be adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Commitments.

2.16 Extension of Commitment Termination Date~~.~~.

(a) Subject to subclause (c), from time to time after the first anniversary of the Closing Date, but at least 45 days prior to the scheduled Maturity Date then in effect, the Borrower may, by written notice from the Borrower to the Administrative Agent, request that the scheduled Maturity Date then in effect be extended by one calendar year, effective as of a date selected by the Borrower (the “Extension Effective Date”); provided, that (i) the Borrower may make only one such request in any calendar year and no more than two such requests after the Third Amendment Effective Date and (ii) the Extension Effective Date shall be at least 30 days, but not more than 90 days, after the date such extension request is received by the Administrative Agent (the “Extension Request Date”). Upon receipt of the extension request, the Administrative Agent shall promptly notify each Lender of such request. If a Lender agrees, in its sole discretion, to so extend the Maturity Date applicable to its Commitment (an “Extending Lender”), it shall deliver to the Administrative Agent a written notice of its agreement to do so no later than 15 days after the Extension Request Date (or such later date to which the Borrower and the Administrative Agent shall agree), and the Administrative Agent shall promptly thereafter notify the Borrower of such Extending Lender’s agreement to extend the Commitment Termination Date applicable to such Lender’s Commitment and Revolving Loans (and such agreement shall be irrevocable until the Extension Effective Date). Subject to Section 2.16(b), the Commitment of any Lender that fails to accept or respond to the Borrower’s request for extension of the Maturity Date (a “Declining Lender”) shall be terminated on the Maturity Date then in effect for such Lender (without regard to any extension by other Lenders) and on such Maturity Date the Borrower shall pay in full the unpaid principal amount of all Revolving Loans owing to such Declining Lender, together with all accrued and unpaid interest thereon and all accrued and unpaid fees owing to such Declining Lender under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement.

(b) The Administrative Agent shall promptly notify each Extending Lender of the aggregate Commitments of the Declining Lenders. Upon receipt by the Extending Lenders of notice of the Declining Lenders (the “Increase Request Date”), each Extending Lender may offer to increase its respective Commitment by an amount not to exceed the aggregate amount of the Declining Lenders’ Commitments, and such Extending Lender shall deliver to the Administrative Agent a notice of its offer to so increase its Commitment no later than 15 days after the Increase Request Date (or such later date to which the Borrower and the Administrative Agent shall agree), and such offer shall be irrevocable until the Extension Effective Date. To the extent the aggregate amount of additional Commitments that the Extending Lenders offer pursuant to the preceding sentence exceeds the aggregate amount of the Declining Lenders’ Commitments, such additional Commitments shall be reduced on a pro rata basis. To the extent the aggregate amount of Commitments that the Extending Lenders have so offered to extend is less than the aggregate amount of Commitments that the Borrower has so requested to be extended, the Borrower shall have the right to seek additional Commitments from other Persons. Once the Borrower has obtained offers to provide the full amount of any Declining Lender’s Commitments (whether from Extending Lenders or other Persons), the Borrower shall have the right but not the obligation to require any Declining Lender to (and any such Declining Lender shall) assign in full its rights and obligations (including all Commitments and Revolving Loans) under this Agreement to one or more banks or other financial institutions (which may be, but need not be, one or more of the Extending Lenders) which at the time agree to, in the case of any such Person that is an Extending Lender, increase its Commitment and in the case of any other such Person (a “New Lender”) become a party to this Agreement; provided that (i) such assignment is otherwise in compliance with Section 10.07, (ii) such Declining Lender receives payment in full of the unpaid principal amount of all Revolving Loans owing to such Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement and (iii) any such assignment shall be effective on the date on or before such Extension Effective Date as may be specified by the Borrower and agreed to by the respective New Lenders and Extending Lenders, as the case may be, and the Administrative Agent.

(c) If, but only if, Extending Lenders and New Lenders, as the case may be, have agreed to provide Commitments in an aggregate amount equal to greater than 50% of the aggregate amount of the Commitments outstanding immediately prior to such Extension Effective Date and the conditions precedent in Section 4.01(a)(v) and Section 4.01(a)(x) are met as of the Extension Effective Date, the Maturity Date in effect with respect to the Commitments of such Extending Lenders and New Lenders (but not other Lenders that do not elect to extend) shall be extended by one calendar year.

(d) This Section 2.16 shall supersede any conflicting provisions in Section 2.12 or Section 10.01.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.

(c) In addition, without limiting the provisions of subsection (b) of this Section but without duplication, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower shall, without duplication, indemnify each Recipient, within thirty (30) Business Days after written demand therefor, for the full amount of any (i) Indemnified Taxes paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and (ii) reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In the event that such Indemnified Taxes referred to in clause (i) shall exceed $100,000, the Recipient subject to such Indemnified Taxes shall (x) notify the Borrower of such imposition or assertion and (y) the Borrower, solely at its own expense, may cause such Recipient to contest the imposition or assertion of such Indemnified Taxes as to which there exists no reasonable basis. The Borrower shall fully indemnify such Recipient for all costs (including any liabilities, penalties, interest and expenses) incurred by such Recipient in connection with any such contest to the extent necessary to preserve such Recipient’s after-tax yield. Nothing contained in this subsection (A) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to disclose to the Borrower any of its tax records or materials relating thereto, (B) shall interfere with the right of the Administrative Agent or any Lender (or any of their respective Affiliates) to arrange its taxation and financial affairs in whatever manner it deems appropriate, or (C) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to claim relief from taxation on its corporate profits or, subject to clause (y) above, to claim any credits, deductions or other relief otherwise available to it with respect to its tax affairs. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient (with a copy to the Administrative Agent in the case of a Recipient other than the Administrative Agent), setting forth in reasonable detail the nature and amount of such Indemnified Taxes, shall be conclusive, absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Tax Forms.

(i) Any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying, to the extent such Recipient is legally entitled to do so, that such Recipient is exempt from U.S. federal backup withholding tax.

(ii) Any Recipient that is a Foreign Person and that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Recipient that is a Foreign Person shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Recipient becomes a Recipient under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) if such Recipient is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed and executed originals of IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly completed and executed originals of IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) duly completed and executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Recipient are effectively connected with such Recipient’s conduct of a trade or business in the United States;

(C) if such Recipient is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly completed and executed originals of IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form thereto, together with a certificate, substantially in the form of Exhibit F-1 (a “U.S. Tax Compliance Certificate”) upon which such Recipient certifies that (1) such Recipient is not a bank for purposes of Section 881(c)(3)(A) of the Code, (2) such Recipient is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Recipient is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Recipient; or

(D) if such Recipient is not the beneficial owner of any amount payable to such Recipient pursuant to any Loan Document, duly completed and executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form thereto, a U.S. Tax Compliance Certificate, substantially in the form of Exhibit F-2 or Exhibit F-3, and/or other certification documents from each beneficial owner, as applicable; provided that if such Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(iii) Each Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law or form instructions to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iv) Each Recipient agrees that if any form or certification it previously delivered under this Section 3.01 expires or becomes obsolete or inaccurate in any respect and such Recipient is not legally entitled to provide an updated form or certification, it shall promptly notify the Borrower and the Administrative Agent of its inability to update such form or certification.

(g) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Recipient has complied with such Recipient’s obligations under FATCA, and (if applicable) to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.02 Illegality. If any Change in Law shall, after the date hereof, make it unlawful, or if any Governmental Authority asserts that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund RFR Loans, SOFR Loans or Eurocurrency Rate Loans or to fund any Loans in any Foreign Currency, or if any such circumstance materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the SOFR Index Rate, Term SOFR, RFR or Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue affected RFR Loans, SOFR Loans or Eurocurrency Rate Loans or to convert Base Rate Loans to affected RFR Loans, SOFR Loans or Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all RFR Loans, SOFR Loans or Eurocurrency Rate Loans of such Lender to Base Rate Loans in Dollars, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such RFR Loans, Term SOFR Loans or Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such RFR Loans, Term SOFR Loans or Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a) Inability to Determine Rates. Subject to paragraphs (b) through and (f) below, if, prior to the commencement of any Interest Period for any Eurocurrency Borrowing or Term SOFR Borrowing or with respect to any SOFR Index Rate Loan or RFR Loan:

(i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “~~Adjusted~~ Daily Simple RFR”, “~~Adjusted~~ Term SOFR”, “SOFR Index Rate Loan” or “Adjusted Eurocurrency Rate~~”~~ ” cannot be determined pursuant to the definition thereof, or

(ii) the Administrative Agent shall have received notice from the Required Lenders that ~~Adjusted~~ Term SOFR or Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Term SOFR Loans or Eurocurrency Rate Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans, and any right of the Borrower to continue RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans or to convert Base Rate Loans to RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans, shall be suspended (to the extent of the affected RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans (to the extent of the affected RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected RFR Loans, Eurocurrency Rate ~~Loan or~~Loans, SOFR Index Rate Loans or Term SOFR Loans will be deemed to have been converted into Base Rate Loans, either immediately or, where applicable, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05.

(b) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii) No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.03.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including EURIBOR and Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for an RFR Borrowing of, conversion to or continuation of RFR Loans, or a ~~Term~~ SOFR Borrowing of, conversion to or continuation of SOFR Loans, or a Eurocurrency Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency and, failing that, (A) the Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or Eurocurrency Rate Borrowing, in each case, in ~~an Alternative~~a Foreign Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans denominated in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans immediately and (B) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in ~~an Alternative~~a Foreign Currency, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such ~~Alternative~~Foreign Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any RFR Loan, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

3.04 Increased Cost and Reduced Return; Capital Adequacy Reserves.

(a) If any Lender determines that as a result of a Change in Law there shall be any increase in the cost to such Lender of agreeing to make or making, funding, converting, continuing into or maintaining RFR Loans, SOFR Loans or Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s Parent Company, if any, regarding capital or liquidity requirements, has the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s Parent Company, if any, as a consequence of such Lender’s or L/C Issuer’s obligations hereunder to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s Parent Company would have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s Parent Company with respect to capital adequacy or liquidity), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuer, as the case may be, such additional amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s Parent Company for any such reduction suffered with respect to its Obligations.

(c) Without duplication of any payment required under Section 3.07, the Borrower shall pay to each Lender, as long as such Lender shall be required pursuant to regulations issued by any central bank, monetary authority, the Board, the European Central Bank or any other Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined to maintain reserves (including, without limitation, any emergency, supplemental, special or other marginal reserves) with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities” under Regulation D), additional costs on the unpaid principal amount of each RFR Loan, SOFR ~~Loans~~Loan or Eurocurrency Rate ~~Loans~~Loan to the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual cost or expense (other than lost profits) incurred by it in connection with the Borrower’s Loans as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan or Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.16(b) or Section 10.15;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained as well as foreign exchange losses, based on customary funding and foreign exchange hedging arrangements. Notwithstanding the foregoing, the Borrower shall not have any obligation to pay any Lender any amount arising under subsection (a) to the extent that such amount exceeds the amount, if any, by which (i) the present value of the additional interest which would have been payable to such Lender if the applicable Loan had not been prematurely continued, converted, paid or prepaid exceeds (ii) the present value of the interest which would have been receivable by such Lender as a result of placing the amount so received by such Lender as a consequence of the continuation, conversion, payment or prepayment of such Loan on deposit in the applicable offshore Dollar interbank market for a term equal to the number of days remaining in the Interest Period related to such Loan. For purposes of calculating the present value of any interest payments referred to in the immediately preceding sentence, such interest payments shall be discounted at a rate equal to the sum of (x) ~~Adjusted~~ Term SOFR or Adjusted Eurocurrency Rate, as applicable, in effect on the date two Business Days prior to the date the Borrower continues, converts, pays or prepays any Loan in the manner described in subsection (a), and (y) the Applicable Rate for SOFR Loans or Eurocurrency Rate Loans, as applicable. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The foregoing indemnity shall not apply to any special, incidental or consequential damages.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan and Eurocurrency Rate Loan made by it at ~~Adjusted~~ Term SOFR or Adjusted Eurocurrency Rate Loan for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar (or other Agreed Currency, as applicable) interbank market for a comparable amount and for a comparable period, whether or not such SOFR Loan or Eurocurrency Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the basis for computing the additional amount or amounts to be paid to it hereunder shall be provided to the Borrower and shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01, 3.04 or 3.07, the Borrower may remove or replace such Lender in accordance with Section 10.15.

3.07 Additional Interest Costs.

(a) Additional Interest. If and so long as any Lender is required to comply with reserve asset ratios, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the Bank of England or the European Central Bank or the European System of Central Banks) in respect of any of such Lender’s Eurocurrency Rate Loans and RFR Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans subject to such requirements (but without duplication of any payment required under Section 3.04(c)), additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(b) Determination of Amounts Due. Any additional interest owed pursuant to subsection (a) above shall be determined by the relevant Lender and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest at least 15 days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(c) Limitation on Amounts Due. Subject to Section 3.09(b), failure or delay on the part of any Lender on any occasion to demand additional interest pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such additional interest on any subsequent occasion.

3.08 Survival. All of the Borrower’s obligations (and each Lenders’ and the Administrative Agent’s obligation of notice) under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

3.09 Change in Lending Office; Limitation on Increased Costs.

(a) Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.01, 3.02, 3.04 or 3.07 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that nothing in this Section 3.09 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in such Sections.

(b) Notwithstanding Section 3.04, Section 3.06 or Section 3.07, the Borrower shall only be obligated to compensate the Lenders for amounts arising under Section 3.04, Section 3.06 or Section 3.07 to the extent such amounts arose during (i) any time or period commencing not more than 6 months prior to the date on which such Lender notifies the Administrative Agent and the Borrower that such Lender proposes to demand compensation under Section 3.04, Section 3.06 or Section 3.07 and (ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

3.10 Defaulting Lenders.

(a) If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(i) the L/C Exposure and the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders; provided that (x) such reallocation does not cause the total Revolving Credit Exposure of any Non-Defaulting Lender to exceed the Commitment of such Non-Defaulting Lender and (y) the conditions set forth in Sections 4.02(a) through (e) (to the extent applicable) are satisfied at the time of such reallocation; and

(ii) to the extent that any portion (the “unreallocated portion”) of the L/C Exposure and the Swingline Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (i) above for any reason, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the L/C Issuers and/or the Swingline Lender), (x) Cash Collateralize the obligations of the Borrower to the L/C Issuers or the Swingline Lender in respect of such L/C Exposure or such Swingline Exposure, as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of the L/C Exposure and the Swingline Exposure of such Defaulting Lender, (y) in the case of such Swingline Exposure, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (z) make other arrangements satisfactory to the Administrative Agent, the L/C Issuers and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;

provided that neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(b) If the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, the L/C Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If the L/C Exposure or the Swingline Exposure of such Defaulting Lender has been Cash Collateralized, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender, no L/C Issuer will be required to issue, amend, extend, renew or increase any Letter of Credit, and the Swingline Lender will not be required to fund any Swingline Loans, as applicable, unless it is satisfied that 100% of the related L/C Exposure and Swingline Exposure after giving effect thereto is fully covered or eliminated by application of the following provisions in order:

(i) first, in the case of a Defaulting Lender, the Swingline Exposure and the L/C Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders as provided in subsection (a)(i) of this Section (and to the full extent permitted by such subsection);

(ii) second, in the case of a Defaulting Lender, without limiting the provisions of subsection (a)(ii) of this Section, the Borrower Cash Collateralizes its reimbursement obligations in respect of such Letter of Credit or such Swingline Loan in an amount equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or such Swingline Loan, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the L/C Issuers and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) third, in the case of a Defaulting Lender, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or such Swingline Loan will, subject to the limitation in the proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.12 will be deemed adjusted to reflect this provision; provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reduction.

(d) Notwithstanding anything herein to the contrary but subject to the provisions of subsection (b) of this Section, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of payments by an L/C Issuer under a Letter of Credit, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Maturity Date (or such earlier date as the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender agree in writing in their discretion that such Lender has ceased to be a Defaulting Lender) at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuers and the Swingline Lender under this Agreement; third, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to the payment of principal and unreimbursed drawings under any Letters of Credit then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders; and seventh, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to Closing Date. The Lenders’ Commitments shall not become effective hereunder unless all of the following conditions precedent have been satisfied (or waived in accordance with Section 10.01):

(a) Unless waived by all the Lenders (or by the Administrative Agent), the Administrative Agent’s receipt of the following, unless otherwise specified, each properly executed by a Responsible Officer of the Borrower ~~or of the applicable Guarantor (as applicable)~~, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement, signed on behalf of each party hereto or written evidence (which may include electronic transmission of a signed signature page of this Agreement) that each party hereto has signed a counterpart of this Agreement;

(ii) ~~executed counterparts of the Guarantee, signed by each Material Subsidiary (other than a Foreign Subsidiary) or written evidence (which may include electronic transmission of a signed signature page of this Agreement) that each Material Subsidiary (other than a Foreign Subsidiary) has signed the Guarantee; provided that for avoidance of doubt neither Parts Advantage nor VPT shall be required to be Guarantors as of the Closing Date;~~[reserved];

(iii) certified copies of resolutions or other action of the Board of Directors of the Borrower ~~and each Guarantor~~, incumbency certificates and/or other certificates of the Secretary or Assistant Secretary of the Borrower ~~and each Guarantor~~ establishing the identities of and verifying the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower ~~or Guarantor~~ is a party;

(iv) evidence verifying that the Borrower ~~and each Guarantor~~ is duly organized or formed, validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation;

(v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has had or could reasonably be expected to have a Material Adverse Effect;

(vi) an opinion of counsel to the Borrower ~~and Guarantors~~, addressed to the Administrative Agent, Truist Bank as L/C Issuer and each of the Lenders, and covering such matters relating to the Borrower ~~and Guarantors~~, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;

(vii) evidence that (A) the Borrower has delivered notice of its termination of commitments under the Existing Credit Agreement to the administrative agent three Business Days prior to the Closing Date (it being understood that such notice may be conditioned upon closing of this Agreement), (B) that all amounts outstanding under the Existing Credit Agreement have been paid (including, without limitation, principal, interest and fees), provided that all such amounts may be repaid substantially simultaneously with Loan(s) advanced under this Agreement, and (C) that the “commitments” of the lenders under the Existing Credit Agreement have been or concurrently with the Closing Date are being terminated;

(viii) a duly executed Request for Credit Extension for any Credit Extension to be made on the Closing Date;

(ix) a duly executed funds disbursement agreement, if applicable; and

(x) such other certificates, documents or consents as the Administrative Agent or Truist Bank as L/C Issuer reasonably require.

(b) Any fees required to be paid on or before the Closing Date in connection herewith shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced at least one Business Day prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimates of Attorney Costs incurred or to be incurred by each of them through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 4.01, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Revolving Loans as the same Type) is subject to the following conditions precedent:

(a) With respect to all Credit Extensions other than those requested in connection with the closing of the Merger Agreement; the representations and warranties of the Borrower contained in Article V (but excluding the representation set forth in Section 5.05(b)) shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b) With respect to any Credit Extension requested in connection with the closing of the Merger Agreement, the Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(c) With respect to all Credit Extensions other than those requested in connection with the closing of the Merger Agreement, no Default or Event of Default shall exist, or would result from such proposed Credit Extension;

(d) With respect to any Credit Extension requested in connection with the closing of the Merger Agreement, no Default or Event of Default under Paragraph (f) of Article VIII hereof shall exist, or would result from such proposed Credit Extension;

(e) With respect to any Credit Extension requested in connection with the closing of the Merger Agreement, after giving pro forma effect to such Credit Extension and the closing of the Merger Agreement, Borrower shall be in compliance with Section 7.07~~(a)~~ hereof; and

(f) The Administrative Agent and, if applicable, the applicable L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Revolving Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) through (e) (to the extent applicable) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification. (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and (b) the Borrower is in good standing under the Laws of each jurisdiction where the failure to be in good standing would result in a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower ~~and each Guarantor~~ of each Loan Document (a) are within its corporate or analogous powers, (b) have been duly authorized by all necessary corporate or analogous action, and (c) do not contravene (i) the Borrower’s ~~or such Guarantor’s~~ Organization Documents, (ii) any applicable Laws or (iii) any material contractual restriction binding on the Borrower ~~or such Guarantor~~.

5.03 Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Borrower ~~or any Guarantor~~ of any Loan Document.

5.04 Binding Effect. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower ~~and any Guarantor, as applicable~~, enforceable against it in accordance with its respective terms except that such enforcement may be limited by applicable Debtor Relief Laws.

5.05 Financial Statements; No Material Adverse Change.

(a) The Audited Financial Statements, copies of which have been furnished to the Lenders, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of October 31, ~~2022~~2025 and the results of the operations of the Borrower and its Subsidiaries for the Fiscal Year ended on such date, all in accordance with GAAP consistently applied.

(b) Since the date of the Audited Financial Statements, there has been no change in such conditions or operations that could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except as set forth on Schedule 5.06, on the ~~Third~~Fourth Amendment Effective Date there is no pending or, to the Borrower’s knowledge, threatened action, investigation or proceeding affecting the Borrower or any Restricted Subsidiaries before any court, Governmental Authority or arbitrator which if adversely determined could reasonably be expected to have a Material Adverse Effect.

5.07 ERISA Compliance. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has, during this five-year period, complied in all material respects with the applicable provisions of ERISA and the Code. There is no outstanding Lien under ERISA or the Code with respect to any Single Employer Plan. The ratio of the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund the Plan as determined by the Plan’s actuary) to the value of the assets of such Plan allocable to such accrued benefits is not higher than such ratio as of the last annual valuation date prior to the date on which this representation is made or deemed made. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan with respect to which there is an outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency. Notwithstanding the foregoing, none of the events, acts or failures to act described in this Section 5.07 shall be deemed to result in a breach of a representation or warranty unless it could reasonably be expected to have a Material Adverse Effect.

5.08 Real Property. To the Borrower’s knowledge, each of the representations and warranties set forth in paragraphs (a) through (e) of this Section 5.08 is true and correct with respect to each parcel or real property owned or operated by the Borrower and the Restricted Subsidiaries (the “Properties”), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect:

(a) The Properties do not contain, and have not previously contained, in, on, or under such Properties, including without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

(b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof other than Hazardous Materials found in properties of similar age and type (e.g. the potential for asbestos containing material or lead paint present in compliance with Environmental Laws).

(c) Neither the Borrower nor any of the Restricted Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivery to the Borrower or any of the Restricted Subsidiaries of any such notice.

(d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location, in either case, in a manner that violates any Environmental Law.

(e)  There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of the Restricted Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

5.09 Margin Regulations; Investment Company Act.

(a) Neither the Borrower nor any Restricted Subsidiary is generally engaged in the business of extending credit or in the business of purchasing or carrying Margin Stock, and the Borrowings hereunder will not be used for the purpose of carrying Margin Stock in a manner which (i) would violate or result in a violation of Regulations T, U or X, or (ii) would constitute a Hostile Acquisition involving Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets of either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis will be Margin Stock, subject to the provisions of Section 7.01 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness.

(b) None of the Borrower, any Person controlling the Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.10 Outstanding Loans. The aggregate outstanding Revolving Credit Exposure does not exceed the Aggregate Commitments.

5.11 Taxes. The Borrower and the Restricted Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those the failure to so file or pay would not in the aggregate have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (b) those required, levied or imposed by foreign governments if, in the opinion of the chief financial officer of the Borrower, the filing or payment thereof shall no longer be advantageous to the Borrower or the Restricted Subsidiaries in the conduct of their business and the failure to so file or pay would not in the aggregate have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.

5.12 Intellectual Property; License, Etc. Each of the Borrower and the Restricted Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property necessary to its business, and, except as set forth on Schedule 5.06, the use thereof by the Borrower and the Restricted Subsidiaries does not infringe on the rights of any other Person, except in each case where a failure to have such rights or such infringement would not have a Material Adverse Effect.

5.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower ~~or any Guarantor~~ in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower ~~or any Guarantor~~ in connection with any Loan Document when made contains any untrue statement of material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. This representation does not apply to estimates or projections of future performance, which the Borrower represents were or will be prepared in good faith based upon assumptions believed to be reasonable at the time of preparation.

5.14 Solvency. Immediately following the making of each Borrowing and after giving effect to the application of the proceeds of such Borrowing, the Borrower and its Subsidiaries (on a consolidated basis) will be Solvent.

5.15 Anti-Money Laundering Laws/Patriot Act. The Borrower and its Subsidiaries (a) have conducted and will continue to conduct their business operations in compliance, in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, the Patriot Act, and the applicable anti-money laundering statutes, rules and regulations of jurisdictions where the Borrower or its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”); (b) have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Money Laundering Laws; and (c) will not, directly or, to its knowledge after due inquiry, indirectly, use the proceeds of the Credit Extensions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund or facilitate any activities or business of any kind that would constitute or result in a violation of the Anti-Money Laundering Laws.

5.16 Sanctions. None of the Borrower nor any of its Subsidiaries (a) is a Sanctioned Person, (b) is a Person 50 percent or more owned by or otherwise controlled by one or more Sanctioned Persons or is the target of Sanctions, (c) has an officer, director or, to the knowledge of any Responsible Officer of the Borrower, an employee that is a Sanctioned Person or that is the target of Sanctions, or (d) is located, organized or knowingly doing business in any Sanctioned Country. No part of the proceeds of any Credit Extensions hereunder will be used directly by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, indirectly (i) to fund any operations, or finance any activities, by any of the Borrower or any of its Subsidiaries in a Sanctioned Country, (ii) to finance any investment, or make any payments, by any of the Borrower or any of its Subsidiaries to a Sanctioned Person, a Person owned or controlled by one or more Sanctioned Persons, or a Sanctioned Country or (iii) in any other manner that would result in any violation by any Person (including any Lender, any arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.

5.17 FCPA. The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, any agent of, and acting on behalf of, the Borrower and its Subsidiaries, (a) have conducted and will continue to conduct their businesses operations in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010, and all other applicable anti-corruption laws, rules and regulations (collectively, the “Anti-Corruption Laws”) and (b) have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws. The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Credit Extensions or lend, contribute or otherwise make available such proceeds to any Subsidiary, affiliate, joint venture partner or other Person or entity in violation of the Anti-Corruption Laws.

5.18 Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution.

5.19 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

6.01 Reporting Requirements.

Deliver to the Administrative Agent (with sufficient copies for distribution to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (or, if later, not later than the date Borrower is permitted to file such financial statements under SEC Rule 12b-25), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP, Deloitte & Touche USA LLP, PricewaterhouseCoopers LLP, KPMG LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any going concern qualification;

(b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if later, not later than the date Borrower is permitted to file such financial statements under SEC Rule 12b-25), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income for such Fiscal Quarter and cash flows for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter or portion of the Borrower’s Fiscal Year then ended of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) promptly after the sending or filing thereof, copies of all material reports which the Borrower sends to its stockholders generally, and copies of all material reports and registration statements which the Borrower or any Restricted Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided that the Borrower shall not be required to furnish copies of registration statements filed on Form S-8, Form 144 or Forms 3, 4 or 5, or exhibits to the reports and registration statements referred to in this subsection (c);

(d) promptly subsequent to the rendering thereof and, upon a Responsible Officer of the Borrower becoming aware thereof, notice of the rendering against the Borrower or any Restricted Subsidiary of any final judgment or order for the payment of money in excess of the Threshold Amount (or its equivalent in another applicable currency), together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

(e) promptly, notice of any Event of Default or any Default hereunder, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

(f) promptly, notice of the occurrence of any ERISA Event that has resulted in or could reasonably be expected to result in a Material Adverse Effect; together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

(g) ~~Together with delivery of the items required in clause (a), Borrower's projections of its revenues, expenses, results of operations, cash flows and financial position for the next Fiscal Year, prepared on a consolidated basis in such degree of specificity as may be reasonably requested by Administrative Agent, and including without limitation projected income statements for the next Fiscal Year for the Borrower and its Subsidiaries; and~~[reserved]; and

(h) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request and subject to restrictions imposed by applicable security clearance regulations, provided, however, that the Borrower shall only be required to use its commercially reasonable efforts with respect to requests for information regarding Unrestricted Subsidiaries.

Reports required to be delivered pursuant to Sections 6.01(a), (b) or (c) shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that (x) the Borrower shall deliver paper copies of such reports to the Administrative Agent upon request or to any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (y) the Borrower shall, on or before the required delivery date, notify by facsimile or electronic mail (unless requested by such Person to provide paper copies of any such notice) the Administrative Agent and each Lender of the posting of any such reports. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

6.02 Corporate Existence. Maintain, and cause each of the Restricted Subsidiaries to maintain, its corporate existence and good standing in its jurisdiction of incorporation and maintain its qualification as a foreign corporation and good standing in all jurisdictions where the failure to so qualify would have a Material Adverse Effect.

6.03 Compliance with Laws, Etc. Comply, and cause each of the Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders where the failure to so comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent otherwise permitted by Section 6.08.

6.04 Certificates. Furnish to the Administrative Agent (in sufficient copies for distribution to each Lender), promptly following the filing of the financial statements referred to in Section 6.01(a) and (b), but in no case later than the deadlines set for the delivery of the applicable financial statements in those subsections, a Compliance Certificate signed by a Responsible Officer of the Borrower (a) stating that, to such Responsible Officer’s knowledge, the Borrower during such period has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and in each other Loan Document to be observed, performed or satisfied by the Borrower and its Restricted Subsidiaries, and that such Responsible Officer has obtained no knowledge of any Event of Default except as specified in such certificate, and (b) including (i) a confirmation that such statement as to compliance by the Borrower with ~~Sections~~Section 7.01(s) ~~and 7.03~~ was made after specific inquiry of the appropriate finance officers of the Restricted Subsidiaries of the Borrower as to the matters covered by those Sections, (ii) calculations made in reasonable detail supporting such statement in respect of Section 7.07, and (iii) a reconciliation excluding the assets, liabilities, revenue, expenses and net income of Unrestricted Subsidiaries from such financial statements.

6.05 Covenant to Secure Obligations Equally. Without affecting the obligations of the Borrower under Section 7.01, if the Borrower or any Restricted Subsidiary shall create, assume, incur or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless written consent to the creation or assumption thereof shall have been obtained from the Required Lenders pursuant to Section 10.01), then the Borrower shall make or cause to be made effective provisions whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Debt or other obligations thereby secured, and such security shall be created and conveyed by documentation reasonably satisfactory in scope, form and substance to the Administrative Agent and shall continue in full force and effect until the same is released pursuant to the terms of the Loan Documents, or with the consent of the Required Lenders, for as long as the Debt or other obligations are secured thereby and in any case the Obligations shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Obligations.

6.06 Maintenance of Properties. Maintain all of its property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, and cause the Restricted Subsidiaries to do so, except where the failure to maintain, make such repairs, renewals, replacements, betterments or improvements would not, in the aggregate, have a Material Adverse Effect and for asset dispositions, transfers or sales not prohibited by Section 7.02.

6.07 Maintenance of Insurance. Keep, and cause each of the Restricted Subsidiaries to keep, all of its insurable properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance to be in such form, in such amount and against such other risks and hazards as are customarily maintained (including risk retention) by other Persons operating similar businesses and having similar properties in the same general areas in which the Borrower and the Restricted Subsidiaries own property.

6.08 Taxes and Other Claims. Pay and discharge, and cause each of the Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, all known lawful material claims which, if unpaid, would by law become a Lien upon its property including all material tax liabilities, assessments and governmental charges or levies imposed upon it or its properties or assets that would result in a statutory lien upon its properties, where the amount of the obligations secured by such Liens, when added to the amount of all obligations secured by Liens permitted under Section 7.01(s), would exceed the amount of obligations permitted to be secured by Liens under Section 7.01(s); provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay or discharge (x) any such claim, tax, assessment, or charge which is being contested in good faith and by proper proceedings and for which adequate reserves have been provided in accordance with GAAP or (y) any such claims, taxes, assessments or charges levied by foreign governments if, in the opinion of the chief executive officer of the Borrower, payment thereof shall no longer be advantageous to the Borrower or such Restricted Subsidiary in the conduct of its business and the failure to so pay would not in the aggregate have a Material Adverse Effect.

6.09 Environmental Laws.

(a) Comply with, and cause its Restricted Subsidiaries to comply with all Environmental Laws and obtain and comply with and maintain, and cause its Restricted Subsidiaries to obtain and comply with and maintain, any and all licenses, approvals, registration or permits required by Environmental Laws, and cause each of the Restricted Subsidiaries to do so, except in each case to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect;

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, and cause each of the Restricted Subsidiaries to do so except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings or the failure to so comply would not be reasonably expected to have a Material Adverse Effect; and

(c) Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any actual and direct claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of the Restricted Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; provided that the indemnification provided for by this paragraph shall survive the repayment of the Obligations and the termination of the Commitments for a period of five years.

6.10 Books and Records. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, containing complete and accurate entries in all material respects of all their respective financial and business transactions.

6.11 Compliance with ERISA. Do, and cause each of its Commonly Controlled Entities to do, each of the following: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Single Employer Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code; except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.12 Visitation, Inspection, Etc. Permit and cause each of its Material Subsidiaries to permit (a) any representative of the Administrative Agent or the Required Lenders at the expense of the Administrative Agent or such Lenders, as the case may be unless an Event of Default has occurred and is continuing, to visit and inspect its properties, to examine its financial books and records and to make copies and take extracts therefrom all at such reasonable times and as often as the Administrative Agent or the Required Lenders may reasonably request after reasonable prior notice to the Borrower, and (b) permit any representative of the Administrative Agent or any Lender to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required. Notwithstanding anything to the contrary contained in this Section 6.12, the right of visitation and inspection shall be subject to reasonable limitations for security related precautions and subject to the confidentiality provisions contained in Section 10.08.

6.13  Sanctions, Export Controls, Anti-Corruption Laws and Anti-Money Laundering Laws~~.~~. Maintain and enforce policies and procedures with respect to itself and its Subsidiaries reasonably designed to ensure compliance with applicable Sanctions, export controls, Anti-Corruption Laws and Anti-Money Laundering Laws.

~~6.14  Subsidiary Guarantees. In the event that any Restricted Subsidiary (other than a Foreign Subsidiary) of the Borrower that constitutes a Material Subsidiary is acquired or formed after the Closing Date or it is otherwise agreed by the Borrower that such Restricted Subsidiary is to become a Guarantor (including as a result of failure to satisfy the Aggregate Subsidiary Threshold), then the Borrower shall (within thirty (30) days after the end of the Fiscal Quarter in which such Material Subsidiary having been formed or acquired or within thirty (30) days of the Borrower having agreed that such Restricted Subsidiary shall become a Guarantor (or, in each case, such longer period as the Administrative Agent may approve, such approval not to be unreasonably withheld, delayed or conditioned)) cause such Material Subsidiary to execute and deliver to the Administrative Agent the Guarantee or a supplement to the Guarantee (and in connection therewith, provide to the Administrative Agent such documents with respect to such Restricted Subsidiary corresponding to those set forth in Section 4.01(a)(ii) and (iii)); provided, however, if such Material Subsidiary is non-wholly owned, no such Guarantee shall be required (for avoidance of doubt, neither Parts Advantage nor VPT shall be required to be a Guarantor hereunder so long as such Subsidiaries remain non-wholly owned Subsidiaries of the Borrower), and provided that Borrower elects not to cause delivery of such Guaranty, then any Investment in such non-wholly owned Domestic Subsidiary shall be subject to Section 7.04 hereof; provided, further, however, that if any non-wholly owned Subsidiary becomes a wholly owned Subsidiary, the Borrower shall cause such Material Subsidiary to become a Guarantor within thirty (30) days after the end of the Fiscal Quarter in which such Subsidiary becomes wholly-owned.~~

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, without the written consent of the Required Lenders:

7.01 Liens. Create, assume, incur or suffer to exist, or allow any Restricted Subsidiary to create, assume, incur or suffer to exist, except by a Restricted Subsidiary in favor of the Borrower or another wholly-owned Restricted Subsidiary, any Lien on any of its property or assets or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired, or assigned, except:

(a) Liens incurred (x) in connection with the Cash Collateralization of any L/C Exposure; (y) to secure the Obligations; or (z) with respect to which an equal and ratable Lien has been granted to secure the Obligations;

(b) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(c) Liens in respect of property or assets of the Borrower or any Restricted Subsidiary imposed by Law, which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or any Restricted Subsidiary or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(d) Liens existing prior to the time of acquisition (other than Liens created, assumed or incurred in anticipation of acquisition) upon any property acquired by the Borrower or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of the Borrower or a Restricted Subsidiary (other than a Person that becomes a Restricted Subsidiary as a result of such acquisition);

(e) any Lien placed upon property hereafter acquired by the Borrower or any Restricted Subsidiary or placed upon any equipment, land, buildings, or other properties purchased or constructed which secures Debt incurred for its purchase or construction; provided that (i) such Lien shall cover only hereafter acquired property or property on which construction occurs, and (ii) any such Lien shall be created within six months of the acquisition of, or completion of construction on, such property; and provided, further, that the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value at the time of acquisition or the cost of the encumbered property, equipment, land or building, or construction costs, as the case may be;

(f) Liens (other than any Lien imposed pursuant to Sections 303 or 4068 of ERISA or Section 430 of the Code) arising by reason of deposits with, or the giving of any form of security to, any Governmental Authority or any body created or approved by Law, which is required by Law as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Borrower or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by Law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

(g) judgment liens securing judgments, none of which individually exceed the Threshold Amount (exclusive of the amount thereof covered by insurance, provided the insurance carrier has acknowledged coverage), so long as the finality of any such judgment is being contested in good faith and execution thereon is stayed and adequate reserves have been established in accordance with GAAP;

(h) easements or similar encumbrances, the existence of which does not materially impair the use or value of the property subject thereto for the purposes for which it is held or was acquired;

(i) lessors’ and landlords’ Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business, and any deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(j) Liens consisting of leases (whether “true” leases or capitalized leases) of computer or other office equipment entered into in the ordinary course of business;

(k) Liens granted to the Borrower or HEICO Aerospace Holdings Corp. securing loans to Parts Advantage;

(l) Liens with respect to Investments of fully collateralized repurchase agreement that are ~~permitted~~not prohibited under ~~Section 7.04~~this Agreement;

(m) any Lien securing Debt of a Restricted Subsidiary (i) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Restricted Subsidiary or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided, that any such Lien referred to in clauses (i), (ii) and (iii) was not created in the contemplation of any of the foregoing, and any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;

(n) any Lien created in connection with the refinancing, renewal or extension of any obligations, Debt or claims secured by a Lien of the type described in subsections (d), (e), (f), (g), (l) and (m) above which is limited to the same property; provided that the aggregate amount of the Debt or claims secured by such refinancing, renewal or extension Lien does not exceed the aggregate amount thereof secured by the Lien so refinanced, renewed or extended and outstanding at the time of such refinancing, renewal or extension, plus any fees, costs and expenses incurred in connection with such refinancing, renewal or extensions;

(o) Liens securing Permitted Real Estate Debt;

(p) [reserved];

(q) Liens in connection with the deposit of cash or cash equivalents from the proceeds of any Refinancing Debt;

(r) any licenses, covenants not to sue or other rights granted to third parties under patents, trademarks, service marks, trade names, copyrights or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business; and

(s) any other Liens (other than Liens set forth in subsections (a) through (r)), provided that the aggregate amount of Debt and other indebtedness secured by all such Liens permitted under this subsection (s), including any Liens described in Section 6.08, with respect to which an equal and ratable Lien has not been granted to secure the Obligations, shall not at any time exceed ~~5~~10% of the Consolidated Total Assets as of the last day of the most recently ended Fiscal Quarter or Fiscal Year for which a Compliance Certificate has been delivered pursuant to Section 6.04.

7.02 Merger, Consolidation and Sale of Assets.

(a) Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Restricted Subsidiaries that are Material Subsidiaries (or any group of the Restricted Subsidiaries which taken as a whole would constitute a Material Subsidiary) to do so, except that (i) any such Restricted Subsidiary (or group of Restricted Subsidiaries) may merge into or consolidate with or transfer assets to the Borrower or any other Restricted Subsidiary or (ii) any other such Restricted Subsidiary (or group of Restricted Subsidiaries) and the Borrower may merge with any other Person provided in each case that, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default or an Event of Default and, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

(b) Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any line of business or other division of the Borrower or any Restricted Subsidiary, including through a spin-off, reverse spin-off, split-off or similar transaction (each, a “Divestiture”), except that the Borrower or any Restricted Subsidiary may undertake (i) any transfer of assets to the Borrower or to any wholly-owned Restricted Subsidiary, as applicable, provided that, after the consummation of any such Divestiture, the Borrower shall not distribute any dividend to the shareholders of the Borrower payable in capital stock of such Restricted Subsidiary or any successor or assignee Restricted Subsidiary to which such assets have subsequently been transferred except in compliance with Section 7.02(b)(ii), and (ii) any other Divestiture ~~of properties or assets constituting all or a substantial part of the properties or assets of any line of business or other division of the Borrower or any Restricted Subsidiary or necessary for the proper conduct of the business of the Borrower or any Restricted Subsidiary in an aggregate fair market value in any Fiscal Year not to exceed 5% of the Consolidated Total Assets of~~ {; provided that after giving effect thereto }{(x) no Default or Event of Default has occurred and is continuing or }{would result therefrom and (y) } such Divestiture does not constitute a sale, lease or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole ~~as of the last day of the immediately preceding Fiscal Year and (iii) the issuance of Equity Interests by a Restricted Subsidiary to a Person other than to the Borrower or a Restricted Subsidiary in an equity offering or private issuance to raise equity capital or establish a joint venture{; provided that after giving effect thereto }(w) no Event of Default has occurred and is continuing, (x) the Borrower continues to own and control, directly or indirectly, at least 50% of the Equity Interests of such Subsidiary, (y) the Borrower continues, directly or through one or more of its Restricted Subsidiaries, to control such Subsidiary and such Subsidiary remains a Subsidiary in accordance with GAAP after giving effect to such equity issuance and (z) if such Subsidiary is a Guarantor, such Subsidiary remains a Guarantor.~~.

7.03  ~~Sale and Leaseback~~[Reserved.]~~. Enter into any arrangement with any investor or to which such investor is a party providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such investor or to any Person to whom funds have been or are to be advanced by such investor on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary; provided that the Borrower or any Restricted Subsidiary may enter into any such arrangement if the sum of (a) the aggregate monetary obligations in respect of all such transactions, including the proposed sale-leaseback transaction, plus (b) the aggregate amount of Debt secured by any Liens permitted by Section 7.01(s), shall not exceed 5% of the Consolidated Total Assets as of the last day of the most recently ended Fiscal Quarter or Fiscal Year for which a Compliance Certificate has been delivered pursuant to Section 6.04.~~

7.04  Unrestricted Subsidiary Investments. Purchase, hold or acquire, or permit any Restricted Subsidiary to purchase, hold or acquire (in each case, including pursuant to any merger of a Subsidiary with any Person that was not a wholly-owned Restricted Subsidiary prior to such merger), any Equity Interest, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, ~~Guarantee~~guarantee any obligations of, or make or permit to exist any investment or any other interest in~~, any other Person~~ (all of the foregoing being collectively called “Investments”), ~~or purchase or otherwise acquire (in one transaction or a series of~~ transactions) any assets of any other Person that constitute a business unit, or create or form ~~any~~any Unrestricted Subsidiary, except~~:~~

{ Investments made by the Borrower or any of its Restricted Subsidiaries in or to any }Unrestricted Subsidiary ~~(a) Investments (other than Permitted Investments) existing on the Third Amendment Effective Date and set forth on Schedule 7.04 (including Investments in Subsidiaries), together with additional Investments made after the Third Amendment Effective Date in the Equity Interest of Subsidiaries listed on Schedule 7.04 so long as no Event of Default has occurred or would result after giving effect to such additional Investment;~~

~~(b) Permitted Investments;~~

~~(c) mergers, consolidations or acquisitions made in compliance with Section 7.02;~~

~~(d) {Investments made by the Borrower or any of its Restricted Subsidiaries in or to any }Domestic Subsidiary (other than an Unrestricted Subsidiary);~~

~~(e)  other Investments made by the Borrower or any of its Restricted Subsidiaries in or to any Person so long as no Default or Event of Default has occurred and is continuing or, after giving pro forma effect thereto, would result therefrom (including under Section 7.07); provided, however, that the aggregate amount of Investments under this clause (e) after the Third Amendment Effective Date by the Borrower or its Restricted Subsidiaries in or to Unrestricted Subsidiaries (including any deemed investment pursuant to Section 10.25) or Foreign Subsidiaries shall not~~in an amount not to exceed, in the aggregate at any time outstanding: (i) $800,000,000, plus (ii) 50% of Consolidated Net Income earned during the period commencing November 1, 2022 through the end of the Fiscal Quarter immediately preceding the date of determination, plus (iii) the net cash proceeds received by the Borrower or any Restricted Subsidiary from the issuance of Equity Interests to any Person other than the Borrower and its Restricted Subsidiaries; (iv) the net cash proceeds received by the Borrower or any Restricted Subsidiary from the sale of any Investment made pursuant to this ~~subsection~~Section 7.04 to any Person other than the Borrower and its Restricted Subsidiaries ~~(e)~~; and (v) the fair market value of any Investment in an Unrestricted Subsidiary pursuant to this ~~subsection (e)~~Section 7.04 that is subsequently designated as a Restricted Subsidiary~~;~~ .

~~(f) Investments received in connection with a bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;~~

~~(g) loans or advances to employees, officers or directors of the Borrower or any Restricted Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate outstanding amount of all such loans and advances does not exceed $15,000,000 at any time;~~

~~(h) Hedging Arrangements permitted by Section 7.09,~~

~~(i) Investments made in connection with employee benefit and retirement plans so long as such Investments are (i) funded solely from the proceeds of employee contributions (including bonus deferral) and employer matching contributions, and (ii) made in the ordinary course of business and as permitted by such employee benefit and retirement plans; and~~

~~(j) Investments made or acquired pursuant to the closing of the Merger Agreement.~~

7.05  Indebtedness. Create, assume, incur or suffer to exist, or allow any Restricted Subsidiary to create, assume, incur or suffer to exist, any Debt, except:

(a) Debt created pursuant to the Loan Documents;

(b)  Debt of the Borrower and its Restricted Subsidiaries existing on the ~~Third~~Fourth Amendment Effective Date hereof and set forth on Schedule 7.05 and extensions, renewals, modifications, refinancings and replacements of any such Debt that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal, modification, refinancing or replacement, except for increases in the amount of any fees, costs and expenses incurred in connection with any such extension, renewal, modification, refinancing or replacement) or shorten the maturity or the weighted average life thereof;

(c)  Debt of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Debt that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(d) Permitted Real Estate Debt;

(e)  Debt of the Borrower owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary; provided, that any such Debt that is owed by a Subsidiary that is ~~a Foreign Subsidiary or~~ an Unrestricted Subsidiary shall be subject to Section 7.04~~(e)~~;

(f)  Debt of any Person which becomes a Restricted Subsidiary or is otherwise acquired by the Borrower or its Restricted Subsidiaries (whether by merger, consolidation or otherwise) after the date of this Agreement; provided that such Debt exists at the time that such Person becomes a Subsidiary (or is otherwise acquired) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or being otherwise acquired); and extensions, renewals, modifications, refinancings and replacements of any such Debt that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal, modification, refinancing or replacement, except for increases in the amount of any fees, costs and expenses incurred in connection with any such extension, renewal, modification, refinancing or replacement) or shorten the maturity or the weighted average life thereof;

(g)  guarantees by the Borrower of Debt of any Restricted Subsidiary and by any Restricted Subsidiary of Debt of the Borrower or any other Restricted Subsidiary; provided, that guarantees by the Borrower or any ~~Guarantor~~Restricted Subsidiary of Debt of any ~~Subsidiary that is a Foreign Subsidiary or an~~ Unrestricted Subsidiary shall be subject to Section 7.04~~(e)~~;

(h) ~~Debt incurred by any Subsidiary that is not a Guarantor so long as the aggregate principal amount of such Debt committed or incurred by such Subsidiary pursuant to this Section 7.05(h), when aggregated with all preferred stock or other preferred equity interests issued by such Subsidiary pursuant to the following paragraph, does not, at any time outstanding, exceed the greater of (i) $20,000,000 or (ii) 50% of the Non-Guarantor Subsidiary Net Worth of such Subsidiary;~~[reserved];

(i) Hedging Arrangements permitted under Section 7.09; and

(j)   any other Debt of the Borrower or any Restricted Subsidiary ~~that is a Guarantor~~; provided that (x) after giving effect to the incurrence thereof, the Borrower and its Restricted Subsidiaries would be in pro forma compliance with the Total Leverage Ratio required under Section 7.07 and (y) to the extent such Debt is secured, such Lien is permitted under Section 7.01(a) or Section 7.01(s).

The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred stock or other preferred equity interests that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by Borrower or such Restricted Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Debt or preferred stock or any other preferred equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the date that is 91 days after the Maturity Date; provided, however, that the Borrower or any Restricted Subsidiary may issue such preferred stock or other preferred equity interests so long as either (x) the aggregate amount of the redemption or repurchase price of such preferred stock or other preferred equity interests issued by Borrower and its Restricted Subsidiaries, when aggregated with Debt committed or incurred by Borrower and its Restricted Subsidiaries, does not exceed the limitations set forth in Section 7.05(j); or (y) such preferred stock or other preferred equity interests is issued to the Borrower or another Restricted Subsidiary~~, provided that for purposes of this clause (y), any such preferred stock or other preferred equity interests issued by Foreign Subsidiaries shall be subject to Section 7.04(e)~~.

7.06  Use of Proceeds. Use, or allow any Restricted Subsidiary to use, directly or indirectly, the proceeds of any Loan or any L/C Borrowing for purposes of undertaking or accomplishing a Hostile Acquisition, or for any purpose in contravention of applicable Laws.

7.07  Financial ~~Covenants.~~ Covenant~~(a)~~ . Permit to exist, with respect to the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending October 31, 2017, the Total Leverage Ratio to be greater than 3.75:1.00; provided, that during any Material Acquisition Period, the Borrower shall not permit the Total Leverage Ratio to be greater than 4.25:1.00.

~~(b) Permit to exist, with respect to {the Borrower and its Restricted Subsidiaries}, on a consolidated basis, as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending October 31, 2017, the Interest Coverage Ratio to be less than 2.50:1.00.~~

7.08 ~~Restrictive Agreements~~[Reserved.] ~~. Enter into, incur or permit to exist, or permit any Restricted Subsidiary to, enter into, incur or permit to exist, directly or indirectly, any agreement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any Restricted Subsidiary (each, a “Restrictive Covenant”); provided, that (i) the foregoing shall not apply to restrictions or conditions imposed (x) by Law, (y) by this Agreement or any other Loan Document, or any other agreement or instrument governing Debt permitted to be incurred and outstanding hereunder, in each case so long as any such Restrictive Covenant is not materially more restrictive than the equivalent covenant under this Agreement, or (z) customary terms of operating agreements, shareholders’ agreements or other agreements relating to Investments in joint ventures, equity investments or non-wholly owned Subsidiaries made in compliance with Section 7.04, and (ii) the foregoing shall not apply to customary restrictions and conditions contained in (w) agreements relating to the sale or change of control (whether by merger, sale of stock or other structure) of the Borrower or any Restricted Subsidiary pending such transaction, provided such restrictions and conditions apply only to the Restricted Subsidiary or entities to be sold and such sale is not prohibited hereunder or, if prohibited, the terms of such sale provide for the payment in full of the Obligations concurrently with the consummation of such transaction, (x) Debt secured by a Lien permitted to be incurred hereunder if such restrictions and conditions apply only to the property or assets securing such Debt (and in the case of Liens permitted under Section 7.01(a)(z), any such Restrictive Covenant is not materially more restrictive than the equivalent covenant under this Agreement), (y) agreements existing with respect to any Person or assets at the time such Person or assets are acquired not created in contemplation of such acquisition, or (z) customary provisions in leases and other contracts restricting the assignment thereof.~~

7.09  Hedging ~~Arrangement~~Arrangements~~s~~. Enter into, or permit any of the Restricted Subsidiaries to enter into, any Hedging Arrangement, other than Hedging Arrangements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Arrangement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Arrangement under which the Borrower or any of the Restricted Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt; but excluding any Hedging Arrangement tied to the market value of any common stock, equity security or any Debt if the Borrower holds an investment in such common stock, equity security or Debt at the time the Hedging Arrangement is executed) is not a Hedging Arrangement entered into in the ordinary course of business to hedge or mitigate risks.

7.10  ~~Restricted Payments~~[Reserved.]~~. Declare or make, or permit any of its Restricted Subsidiaries to declare or make, directly or indirectly, any dividend or distribution on any class of their respective Equity Interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any of their respective shares of Equity Interests, or any prohibited (pursuant to any applicable subordination agreement) payment of Debt of the Borrower or any of its Restricted Subsidiaries subordinated to the Obligations of the Borrower or any Guarantee thereof or any options, warrants, or other rights to purchase such Equity Interest or such Debt, whether now or hereafter outstanding (each, a “Restricted Payment”), or agree to pay or make, or permit any of its Restricted Subsidiaries to agree to pay or make (except in each case, pursuant to a Permitted Agreement) any Restricted Payment not otherwise permitted below, except for (i) dividends payable by the Borrower or any Restricted Subsidiary solely in shares of any class of its common stock, (ii) Restricted Payments that constitute Investments permitted under Section 7.04 or are made in connection with mergers, consolidations, acquisitions and Divestitures permitted in Section 7.02, (iii) Restricted Payments made by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, and to any other shareholders of such Restricted Subsidiary on a pro rata basis if such Restricted Subsidiary is not wholly owned by the Borrower and/or other wholly owned Restricted Subsidiaries, (iv) Restricted Payments paid in cash to the extent that (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is paid or redemption is made, and (y) the aggregate amount of all such Restricted Payments made by the Borrower and its Restricted Subsidiaries under this clause (iv) does not exceed $500,000,000 after the Third Amendment Effective Date through the Maturity Date; (v) the repurchase, redemption or other acquisition of Equity Interests by the Borrower or any of its Restricted Subsidiaries held by officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; (vi) the cashless exercise of options and warrants for shares of Equity Interest; (vii) Restricted Payments pursuant to and in accordance with customary stock option plans or other benefit plans established in the ordinary course of business, and (viii) other Restricted Payments paid in cash so long as { (x) no Default or Event of Default has occurred and is continuing or}, after giving pro forma effect thereto, { would result therefrom and (y) } the Borrower’s Total Leverage Ratio, after giving pro forma effect to any such Restricted Payment (including any Debt incurred to fund such Restricted Payment) does not exceed the then current Total Leverage Ratio required under Section 7.07(a)~~ less ~~0.50:1.00.~~

7.11 ~~Transactions with Affiliates~~[Reserved.]

7.12  Outbound Investment Rules. The Borrower will not, and will not permit any of its ~~Restricted~~ Subsidiaries to, ~~sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (provided that the foregoing restriction shall not apply to employment agreements with Affiliates approved in good faith by the Board of Directors of the Borrower or any compensation or similar committee of the Board of Directors), (b) transactions between or among the Borrower and any Restricted Subsidiary not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.10, (d) customary fees and expenses paid to members of the Board of Directors of the Borrower and its Subsidiaries for their services as directors which in the case of director fees, are not in excess of the highest fees paid to any director who is not an Affiliate of the Borrower or any Subsidiary and (e) transactions with Parts Advantage or any other entity that the Borrower or its Restricted Subsidiaries has invested in pursuant to Section 7.04, in each case, entered into in good faith and in the best interests of the Borrower.~~(a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)  Non-Payment. The Borrower shall fail to pay (i) any amount of principal of any Loan or any L/C Borrowing when due; (ii) any interest on any Loan when due and such failure shall remain unremedied for five days; or (iii) within ten days after the same becomes due and the Borrower shall have received written notice thereof from the Administrative Agent or any Lender, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(e), 6.02 (with respect to Borrower’s or any Restricted Subsidiary’s existence), 6.05 or Article VII; or

(ii)  The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a) or (b) or 6.04 and such failure continues for 30 days after the earlier of (i) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (ii) a Responsible Officer of the Borrower becomes aware or, through the exercise of reasonable diligence, should have become aware of such failure; or

(c)  Other Defaults. The Borrower shall have failed to perform or observe any other covenant or agreement (not specified in subsection (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)  Representations and Warranties. Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(e)  Payment of Debt. (i) The Borrower or any of its Restricted Subsidiaries shall fail to make any principal payment on account of any Debt (excluding the Obligations or any Hedging Arrangement) of the Borrower or such Restricted Subsidiary (as the case may be) having an outstanding principal amount individually or in the aggregate that exceeds $~~150,000,000~~225,000,000 (including any interest or premium thereon), when due (whether at scheduled maturity, upon required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, (ii) the Borrower or any of its Restricted Subsidiaries shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt (but not including Hedging Arrangements) when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt that aggregates to more than $~~150,000,000~~225,000,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment and other than as a consequence of the sale, pledge or other disposition by the Borrower of Margin Stock), prior to the stated maturity thereof, or (iii) there occurs under any Hedging Arrangement an Early Termination Date (as defined in such Hedging Arrangement) resulting from (A) any event of default under such Hedging Arrangement as to which the Borrower or any of its Restricted Subsidiaries is the Defaulting Party (as defined in such Hedging Arrangement) and the Hedge Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $~~150,000,000~~225,000,000 or (B) any Termination Event (as so defined) under such Hedging Arrangement as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $~~150,000,000~~225,000,000 and is not paid; or

(f)  Insolvency Proceedings, Etc. (i) The Borrower or any Restricted Subsidiary that is a Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Restricted Subsidiary that is a Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period in excess of 60 days; or (iii) there shall be commenced against the Borrower or any Restricted Subsidiary that is a Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)  Judgments. A final judgment or order known to the Borrower for the payment of money in excess of $~~150,000,000~~225,000,000, or its equivalent in another applicable currency (exclusive of the amount thereof covered by insurance, provided that the insurance carrier has acknowledged coverage), or any other final non-monetary judgment otherwise having a Material Adverse Effect, shall be rendered against the Borrower or any Restricted Subsidiary and not paid and either (i) enforcement proceedings shall have been commenced upon such judgment or order and such proceedings are not being contested in good faith or (ii) a stay of enforcement of such judgment or order or similar relief, by reason of a pending appeal or otherwise, shall not be in effect with respect to such judgment or order for any period of 30 consecutive days; provided that the circumstances described in clause (i) or (ii) above, as to such a judgment or order which is rendered by any foreign Governmental Authority in an amount not exceeding the Dollar Equivalent of $~~150,000,000~~225,000,000 and which has not been confirmed in any way by any Governmental Authority in the United States shall not give rise to any Event of Default under this subsection (g) if the Lenders shall have been furnished (promptly after the Borrower shall have knowledge of the commencement of any such proceedings or any such 30 day period and promptly upon obtaining knowledge of any material change in such circumstances) with a copy (certified by a Responsible Officer of the Borrower) of a resolution adopted by the board of directors or a committee of the board of directors of the Borrower to the effect that, having considered the advice of counsel, it has been determined to be in the best interests of the Borrower to permit such circumstances to exist and directing the appropriate officers of the Borrower to notify the Lenders of all material developments relating to such judgment or order (including any significant modification of such determination); or

(h)  ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan for which a statutory or class exemption is not available or a private exemption therefore has not previously been obtained, (ii) any failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Single Employer Plan, whether or not any funding deficiency related thereto is waived, (iii) a Reportable Event shall occur with respect to any Single Employer Plan, or proceedings shall commence to have any Single Employer Plan terminated or to have a trustee appointed, or a trustee shall be appointed, to administer any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA at a time when such Single Employer Plan’s liabilities exceed its assets, (iv) any Single Employer Plan shall terminate in a “distress termination” (as defined in Section 4041(c) of ERISA) or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any of its Restricted Subsidiaries to any tax, penalty or other liabilities in the aggregate in excess of $~~100,000,000~~150,000,000; or

(i)  Invalidity of Loan Documents. Any material provision of this Agreement or any material provision of any other Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower ~~or any Guarantor~~ denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control of the Borrower;

then, and in every such event (other than an event with respect to the Borrower or any Restricted Subsidiary that is a Material Subsidiary described in subsection (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (iii) require that the Borrower Cash Collateralize the L/C Exposure (in an amount equal to the then Outstanding Amount thereof); and (iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) above with respect to the Borrower or any Restricted Subsidiary that is a Material Subsidiary, the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Exposure as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authorization of Administrative Agent.

(a)  Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuers with respect thereto; provided, however, that each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken, omissions of or suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

9.02  Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03  Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates.

9.04 Reliance by Administrative Agent.

(a)  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation (including any electronic message, posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all the Lenders if applicable and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders or all the Lenders if applicable otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b)  For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05  Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06  Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that neither any L/C Issuer nor any Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, neither any L/C Issuer nor the Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

9.07  Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent in its capacity as such and each Agent-Related Person while acting for or on behalf of the Administrative Agent in such capacity (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata based on the applicable Pro Rata Shares (at the time the claim was asserted), and hold harmless the Administrative Agent in its capacity as such and each Agent-Related Person while acting for or on behalf of the Administrative Agent in such capacity from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to the Administrative Agent or any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction); provided, further, however, that no action taken in accordance with the directions of the Required Lenders or all the Lenders if applicable shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.08  Administrative Agent in its Individual Capacity. Truist Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Truist Bank were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Truist Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or any such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Truist Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Truist Bank in its individual capacity.

9.09 Successor Administrative Agent.

(a)  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders, with a copy to Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, the appointment of which successor administrative agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.

(b)  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(c)  In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 3.10(a), then any L/C Issuer and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as an L/C Issuer or as Swingline Lender, as the case may be, effective at the close of business New York, New York time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

9.10  Other Agents, Lead Arrangers. None of the Lenders identified on the facing page or signature pages of this Agreement as a “Joint Book Manager”, “Joint Lead Arranger” or “Co-Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Administrative Agent, the L/C Issuers or any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.11  Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

9.12 Administrative Agent May File Proofs of Claim.

(a)  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or any Outstanding Amount shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Outstanding Amounts and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 10.04) allowed in such judicial proceeding; and

(ii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.04 and Section 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

~~9.13  Guarantee Matters. The Lenders and each L/C Issuer irrevocably authorize the Administrative Agent, without any further authorization from any Lender or any L/C Issuer, to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or is designated as an Unrestricted Subsidiary pursuant to the provisions of Section 10.25 hereof.~~

ARTICLE X.
MISCELLANEOUS

10.01  Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, do any of the following:

(a)  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VIII);

(b)  postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c)  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders and the Borrower shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)  change the definition of “Required Lenders” or the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Exposure which is required for the Lenders or any of them to take any action hereunder;

(e)  change the Pro Rata Share or Voting Percentage of any Lender (except for any such change resulting from Section 2.15, Section 3.06(b) or Section 10.15) or a Lender’s right to receive its Pro Rata Share of payments or proceeds under Sections 2.11 and 2.12;

(f)  amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders;

(g)  if applicable, release any ~~Guarantor~~guarantor from its ~~Guarantee~~guarantee other than a release made in accordance with the applicable provisions of this Agreement or such ~~Guarantee~~guarantee; or

(h) subordinate the payment priority of the Obligations;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swingline Lender under this Agreement or any Swingline Loan made or to be made by it; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

10.02  Notices and Other Communications; Facsimile Copies; General. Unless otherwise expressly provided herein, all notices, requests, demands, consents and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address (i) specified for notices on Schedule 10.02 in the case of the Borrower, the Administrative Agent or Truist Bank as an L/C Issuer, (ii) set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender, in the case of any other Lender or L/C Issuer, or (iii) in the case of the Borrower, the Administrative Agent or any L/C Issuer, as shall be otherwise designated by such party in a notice to the other parties, and in the case of any other party, as shall be otherwise designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuers. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(a)  Effectiveness of Facsimile/PDF Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile or by electronic mail in pdf form. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent, the L/C Issuers and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(b)  Reliance by Administrative Agent and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon, and shall not have any liability to the Borrower or any other Person in respect of, any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(c)  Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II unless such Lender, L/C Issuer, as applicable, and the Administrative Agent have agreed to receive notices under such Article by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

10.03  No Waiver; Cumulative Remedies. No failure by any Lender, L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04  Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs incurred by the Administrative Agent, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such non-duplicative costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Administrative Agent or any Lender under clause (b) of this section unless there is a reasonable likelihood of a conflict of interest or the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed beyond a period of three (3) Business Days). The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations.

10.05 Indemnification by the Borrower.

(a)  Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, advisors, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any of its Affiliates or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed by the Borrower, any of its Affiliates or any other Person against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments or the use or contemplated use of the proceeds of any Credit Extension; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding; and (e) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification from the Borrower (i) for any claim caused by its own gross negligence, bad faith or willful misconduct, or that of any of its Affiliates, directors, officers, employees, counsel, advisors, agents, or attorneys-in-fact; as determined by a court of competent jurisdiction by final nonappealable judgment, or (ii) for any loss or Indemnified Liabilities asserted against it by another Indemnitee, so long as such loss or Indemnified Liability does not involve an act or omission by either the Borrower or any of its affiliates and are not brought against such Indemnitee in such capacities as an agent, arranger, or similar role under this Agreement. The agreements in this Section 10.05 shall survive the termination of the Commitments and repayment of all other Obligations. In no case shall the Borrower be required to indemnify an Indemnitee in respect of any indirect or special or consequential damages, except to the extent any such damages are paid or payable by an Indemnitee.

(b)  The Administrative Agent and each Lender agree that if any investigation, litigation, suit, action, or proceeding is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any other Indemnitee for which the Administrative Agent or any Lender may desire indemnity or defense hereunder, the Administrative Agent or such Lender shall, to the extent permitted or practicable, promptly notify the Borrower thereof in writing; provided that any failure on the part of the Administrative Agent or any Lender to provide such notice shall not be deemed a waiver of the rights of the Administrative Agent or any such Lender to seek indemnity from the Borrower in respect of any such investigation, litigation, suit, proceeding or action. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Indemnitees in respect of any single action, suit or proceeding unless any Indemnitee is advised by its counsel that there may be defenses available to it which are not available to the other Indemnitees or that there is a reasonable likelihood of a conflict between its interests and those of the other Indemnitees, or unless the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed beyond a period of three (3) Business Days); provided that no such authorization shall be required upon the occurrence and continuance of an Event of Default to the extent the retainage of such separate counsel is otherwise reasonable under the circumstances.

10.06  Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07 Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, L/C Issuer and Swingline Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Exposure or Swingline Loans at the time owing to it)); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 (and in minimum increments of $1,000,000 in excess thereof) in the case of any assignment of a Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 10.04 and 10.05); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) of this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon its receipt of a duly executed Assignment and Acceptance, the Administrative Agent shall notify the Borrower and the Lenders of the effective date thereof.

(c)  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)  Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities that are in the business of making and/or investing in commercial loans (other than to Disqualified Institutions) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender’s participations in L/C Exposure owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant (other than interest accruing hereunder at the “Default Rate”). Subject to subsection (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) except (i) to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (ii) to the Borrower upon its request. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)  A Participant shall not be entitled to receive any greater payment under this Agreement than the Lenders would have been entitled to receive under similar circumstances, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Person if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 3.01(f) and 3.09 as though it were a Lender.

(g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)  If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in Section 10.07(b)), the Borrower shall be deemed to have given its consent ten Business Days after the date written notice thereof has been delivered by the assigning Lender to the Borrower (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day (except that there shall be no deemed consent with respect to assignment to a Disqualified Institution).

(i)  As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (1) the Administrative Agent, (2) the L/C Issuers, and (3) unless an Event of Default specified in clauses (a) or (f) of Article VIII has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed), provided, however, that no Disqualified Institution and none of any Defaulting Lender, the Borrower, any Subsidiary of the Borrower, or any Affiliate of the Borrower or any Subsidiary of the Borrower shall be an Eligible Assignee.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(j)  Notwithstanding anything to the contrary contained herein, if at any time Truist Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, Truist Bank, or any other Lender acting in the capacity as a L/C Issuer or Swing Line Lender, may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swingline Lender hereunder, with the consent of such Lender; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Truist Bank as L/C Issuer and Swingline Lender. Truist Bank shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Exposure with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

10.08  Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c)  to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) as is required in the good faith view of the Administrative Agent or the Lenders, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the prior written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates, (j) to the CUSIP Service Bureau or any similar organization, or (k) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over such Lender or its Affiliates (including any self-regulatory authority); provided that notwithstanding the foregoing, Information may not be disclosed in violation of any applicable Law. For the purposes of this Section, “Information” means all information received from the Borrower or its representatives relating to the Borrower, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no party hereto (nor any employee, representative or other agent of any party) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement or any other information to the extent that such disclosure would result in a violation of any federal or state securities laws; provided, further, that, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws; and provided, further, that Lenders shall be authorized to disclose the list of Disqualified Institutions to any potential participants, assignees, purchasers, or swap counterparties on a confidential basis. For the avoidance of doubt, nothing in this Section 10.08 shall prohibit or impede any Person from voluntarily disclosing or providing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.

10.09  Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll deposits and deposits held in a bona fide custodial or fiduciary capacity for Persons not Affiliates of the Borrower) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.11  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart signature page via facsimile or electronic transmission (including by electronic mail in pdf form) shall be effective as delivery of a manually executed counterpart hereof.

10.12  Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13  Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14  Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 Removal and Replacement of Lenders.

(a)  If (i) any Lender is a Defaulting Lender, (ii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.01, the consent of Required Lenders shall have been obtained but the consent of one or more other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained or (iii) under any other circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (1) remove such Lender by terminating (on a non-ratable basis) such Lender’s Commitment or (2) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that (w) if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01, 3.04 or 3.07, (x) if the Borrower elects to exercise such right with respect to any Non-Consenting Lender, it shall be obligated to remove or replace, as the case may be, all other Lenders whose consent was required but not obtained with respect to the applicable amendment, modification, termination, waiver or consent and (y) the Borrower shall, or shall cause the assignee Lender to, as a condition to such replacement or removal, (1) pay in full all principal, accrued interest, accrued fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (2) provide appropriate assurances and indemnities (which may include letters of credit) to each L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Exposure then outstanding, and (3) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender’s Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and Pro Rata Shares resulting from any such removal or replacement.

(b)  In order to make all the Lenders’ interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Revolving Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Revolving Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

(c) This Section shall supersede any provision in Section 10.01 to the contrary.

10.16 Governing Law.

(a)  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

(b)  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED WITHIN MIAMI-DADE COUNTY IN THE STATE OF FLORIDA, AND OF ANY STATE COURT OF THE STATE OF FLORIDA LOCATED IN MIAMI-DADE COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ~~ISSUING BANK~~L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE (WHICH IF NOT MADE BY PERSONAL SERVICE SHALL ALSO BE COPIED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02).

10.17  Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18 Waiver of Right to Consequential Damages.

(a)  Except as specifically permitted pursuant to Section 10.05, to the extent permitted by applicable Law, each party to this Agreement shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(b)  Neither the Borrower nor any Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website or other information platform, except as a result of the Borrower’s or such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

10.19  ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.20  Patriot Act Notice. The Administrative Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower ~~and the Guarantors~~ which information includes the name and address of the Borrower and ~~the Guarantors and~~ other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower ~~and the Guarantors~~ in accordance with the Patriot Act. The Borrower shall~~, and shall cause each Guarantor to,~~  provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

10.21  Location of Closing. Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. The Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 4.01, to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. All parties agree that closing of the transactions contemplated by this Agreement has occurred in New York.

10.22  Currency Conversion. All payments under this Agreement or any other Loan Document shall be made in Dollars, except for Loans funded in any Foreign Currency, which shall be repaid, including interest thereon, in such Foreign Currency. If any payment by the Borrower or the proceeds of any collateral shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, as the rate quoted by it in accordance with methods customarily used by such Person for such or similar purposes as the spot rate for the purchase by such Person of the required currency with the currency of actual payment through its principal foreign exchange trading office (including, in the case of the Administrative Agent, any Affiliate) at approximately 11:00 A.M. (local time at such office) two Business Days prior to the effective date of such conversion, provided that the Administrative Agent or the applicable L/C Issuer, as applicable, may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent or the applicable L/C Issuer, as applicable, does not then have a spot rate for the required currency. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (b) in the event that there is a change in the applicable conversion rate prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the conversion rate described herein on the date of payment, is the amount then due in the currency required hereunder, and (c) any amount due from the Borrower under this Section 10.22 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.

10.23 Exchange Rates.

(a)  Determination of Exchange Rates. Not later than 2:00 P.M. (London time) on each Calculation Date or upon the occurrence of an Event of Default, if any Loans are outstanding on such date in any Foreign Currency, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currencies and (ii) give notice thereof to the Lenders and the Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date or upon the occurrence of an Event of Default (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.22 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in determining the Dollar Equivalent of any amounts of Foreign Currencies.

(b)  Notice of Foreign Currency Loans and Letters of Credit. Not later than 2:00 P.M. (London time) on each Reset Date and each date on which Loans denominated in any Foreign Currencies are made or issued, if any such Loans are outstanding on such date, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amounts of the Loans denominated in Foreign Currencies and (ii) notify the Lenders and the Borrower of the results of such determination.

10.24  Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II, Article III and Article IV with respect to any Borrowing in any Foreign Currency, if (a) there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impossible for the applicable Borrowing based on the applicable Benchmark to be denominated in the Agreed Currency specified by the Borrower or (b) the Dollar Equivalent amount of such Agreed Currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders and such Borrowing shall not be denominated in such Foreign Currency, but shall be made on the date of such requested Borrowing in Dollars in an aggregate principal amount equal to the Dollar Equivalent specified in the Revolving Loan Notices as Base Rate Loans.

10.25  Unrestricted Subsidiaries. After the Closing Date, the Borrower shall have the right to designate any Subsidiary from time to time as an “Unrestricted Subsidiary” for purposes of this Agreement, by giving written notice thereof to the Administrative Agent so long as no Default or Event of Default has occurred and is continuing or, after giving pro forma effect thereto, would result therefrom (including, without limitation, under Section 7.04 and Section 7.07). The Borrower may redesignate any Unrestricted Subsidiary as a Restricted Subsidiary so long as no Default or Event of Default has occurred and is continuing or would result therefrom. The designation of any Subsidiary as an Unrestricted Subsidiary subsequent to the date of this Agreement shall constitute an Investment by the Borrower and the other Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Borrower’s or Restricted Subsidiary’s Investment in such Subsidiary. Upon a redesignation of any Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary after the Closing Date as a Restricted Subsidiary, the Borrower and its Restricted Subsidiaries shall be deemed to continue to have an Investment in the Equity Interests of an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of the Investments of the Borrower and its Restricted Subsidiaries in such Subsidiary at the time of such redesignation and (B) the fair market value of Investments of the Borrower and its Restricted Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary, minus (ii) the portion (proportionate to the Borrower’s and its Restricted Subsidiaries’ Equity Interests in such Subsidiary) of the fair market value of the Net Worth of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any Investments, Debt or Liens of such Subsidiary existing at such time. As of the Fourth Amendment Effective Date, there are no Unrestricted Subsidiaries.

10.26  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.27  Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~.~~. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.28 Certain ERISA Matters~~.~~ .

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Arrangements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(b) As used in this Section 10.29, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

SCHEDULE 2.01

Commitment Amounts

Lender		Commitment, Post ~~Third~~Fourth Amendment
Truist Bank	$	~~320,000,000~~330,000,000.00
Bank of America, N.A.	$	~~255,000,000~~270,000,000.00
Wells Fargo Bank, National Association	$	~~255,000,000~~270,000,000.00
PNC Bank, National Association	$	~~230,000,000~~270,000,000.00
~~TD~~The Toronto-Dominion Bank, ~~N.A.~~New York Branch	$	~~230,000,000~~235,000,000.00
Credit Agricole Corporate and Investment Bank	$	~~225,000,000~~235,000,000.00
~~Capital One,~~The Huntington National ~~Association~~Bank	$	~~135,000,000~~185,000,000.00
JPMorgan Chase Bank, N.A.	$	~~135,000,000~~135,000,000.00
Royal Bank of Canada	$	~~125,000,000~~135,000,000.00
~~Citibank, N.A.~~M&T Bank Corporation	$	~~90,000,000~~135,000,000.00
Total:	$	~~2,000,000,000.00~~2,200,000, 000.00

SCHEDULE 5.06

LITIGATION

None.

~~SCHEDULE 7.04~~

~~INVESTMENTS~~

~~1.                  Capital Stock held in certain customers and suppliers of Borrower or Subsidiaries representing less than 1% ownership of any such entity and having an aggregate fair value of less than $1,000,000.~~

~~2.                  Investments in Subsidiaries on the Closing Date as set forth on Annex I to this Schedule 7.04.~~

~~ANNEX I TO SCHEDULE 7.04~~

~~SUBSIDIARIES~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~HEICO Aerospace Holdings Corp.~~	~~Florida~~
~~HEICO Aerospace Corporation~~	~~Florida~~
~~Jet Avion Corporation~~	~~Florida~~
~~LPI Industries Corporation~~	~~Florida~~
~~Parts Advantage, LLC~~	~~Delaware~~
~~McClain International, Inc.~~	~~Georgia~~
~~Rogers-Dierks, Inc.~~	~~Florida~~
~~Turbine Kinetics, Inc.~~	~~Florida~~
~~ATK Acquisition Corp.~~	~~Florida~~
~~AD HEICO Acquisition Corp.~~	~~Florida~~
~~AeroDesign, Inc.~~	~~Tennessee~~
~~Battery Shop, L.L.C.~~	~~Tennessee~~
~~Aviation Facilities, Inc.~~	~~Florida~~
~~JA Engineering I Corp.~~	~~Florida~~
~~JA Engineering II Corp.~~	~~Florida~~
~~Jetavi Engineering Private Limited~~	~~India~~
~~DEC Technologies, Inc.~~	~~Florida~~
~~Meridian Industrial, Inc.~~	~~Florida~~
~~Dynatech Acquisition Corp.~~	~~Florida~~
~~HEICO Parts Group, Inc.~~	~~Florida~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~HEICO Flight Support Corp.~~	~~Florida~~
~~HEICO Repair, LLC~~	~~Florida~~
~~Aircraft Technology, Inc.~~	~~Florida~~
~~Northwings Accessories Corp.~~	~~Florida~~
~~Aviation Engineered Services Corp.~~	~~Florida~~
~~HEICO Repair Group Aerostructures, LLC~~	~~Florida~~
~~Future Aviation, Inc.~~	~~Florida~~
~~Inertial Airline Services, Inc.~~	~~Ohio~~
~~HEICO Aerospace Parts Corp.~~	~~Florida~~
~~Niacc-Avitech Technologies Inc.~~	~~Florida~~
~~Prime Air, LLC~~	~~Florida~~
~~Avisource Limited~~	~~United Kingdom~~
~~Prime Air Europe Limited~~	~~United Kingdom~~
~~Sunshine Avionics LLC~~	~~Florida~~
~~HNW Building Corp.~~	~~Florida~~
~~HNW2 Building Corp.~~	~~Florida~~
~~CSI Aerospace, Inc.~~	~~Florida~~
~~Action Research Corporation~~	~~Florida~~
~~Reinhold Holdings, Inc.~~	~~Delaware~~
~~Reinhold Industries, Inc.~~	~~Delaware~~
~~Carbon by Design Corporation~~	~~Florida~~
~~Carbon by Design LLC~~	~~California~~
~~Optical Display Engineering, Inc.~~	~~Florida~~
~~Optical Display Engineering, LLC~~	~~Florida~~
~~Thermal Structures, Inc.~~	~~California~~
~~Thermal Energy Products, Inc.~~	~~California~~
~~Jetseal, Inc.~~	~~Delaware~~
~~Seal Dynamics LLC~~	~~Florida~~
~~Seal Dynamics LLC (Singapore Branch)~~	~~Singapore~~
~~Seal Dynamics Limited~~	~~United Kingdom~~
~~Seal Q Corp.~~	~~Florida~~
~~Blue Aerospace LLC~~	~~Florida~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~HEICO International Holdings B.V.~~	~~Netherlands~~
~~Aeroworks International Holding B.V.~~	~~Netherlands~~
~~Aeroworks Europe B.V.~~	~~Netherlands~~
~~Aeroworks (Lao) Co., Ltd.~~	~~Laos~~
~~DIRI Co., Ltd.~~	~~Laos~~
~~Aeroworks Lao II Co., Ltd.~~	~~Laos~~
~~Aeroworks (Asia) Ltd.~~	~~Thailand~~
~~Aeroworks Manufacturing Services (Asia) Ltd.~~	~~Thailand~~
~~Aeroworks Composites (Asia) Ltd.~~	~~Thailand~~
~~HFSC III Corp.~~	~~Florida~~
~~Harter Aerospace, LLC~~	~~Florida~~
~~Aerospace & Commercial Technologies, LLC~~	~~Florida~~
~~Astroseal Products Mfg. Corporation~~	~~Connecticut~~
~~Astro Property, LLC~~	~~Connecticut~~
~~HFSC IV Corp.~~	~~Florida~~
~~LLP Enterprises, LLC~~	~~Florida~~
~~Air Cost Control US, LLC~~	~~Florida~~
~~Air Cost Control PTE, Ltd.~~	~~Singapore~~
~~A2C Air Cost Control SAS~~	~~France~~
~~Air Cost Control Germany GmbH~~	~~Germany~~
~~60 Sequin LLC~~	~~Connecticut~~
~~HFSC V, LLC~~	~~Florida~~
~~Decavo LLC~~	~~Oregon~~
~~HFSC VI, LLC~~	~~Florida~~
~~Accurate Metal Machining, Inc.~~	~~Ohio~~
~~HFSC VII, LLC~~	~~Florida~~
~~Rocky Mountain Hydrostatics, LLC~~	~~Colorado~~
~~Camtronics, LLC~~	~~Florida~~
~~HFSC VIII, LLC~~	~~Florida~~
~~Ridge HoldCo, LLC~~	~~Florida~~
~~Ridge Engineering, LLC~~	~~Maryland~~
~~Breidon, LLC~~	~~Maryland~~
~~The Bechdon Company, LLC~~	~~Maryland~~
~~6707 Whitestone LLC~~	~~Maryland~~
~~HFSC XI Corp.~~	~~Florida~~
~~Pioneer Industries, LLC~~	~~Delaware~~
~~HEICO Engineered Systems Corp.~~	~~Florida~~
~~34 Freedom Court, Corp.~~	~~Florida~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~HEICO Electronic Technologies Corp.~~	~~Florida~~
~~Radiant Power Corp.~~	~~Florida~~
~~Radiant-Seacom Repairs Corp.~~	~~Florida~~
~~HETC IV, LLC~~	~~Florida~~
~~Radiant Power IDC, LLC~~	~~Florida~~
~~Leader Tech, Inc.~~	~~Florida~~
~~FerriShield, Inc.~~	~~Pennsylvania~~
~~Santa Barbara Infrared, Inc.~~	~~California~~
~~IRCameras LLC~~	~~Florida~~
~~Sensor Technology Engineering, LLC~~	~~Florida~~
~~Analog Modules, Inc.~~	~~Florida~~
~~Sierra Microwave Technology, LLC~~	~~Delaware~~
~~Connectronics Corp.~~	~~Florida~~
~~Lumina Power, Inc.~~	~~Florida~~
~~26 Ward Hill Property, LLC~~	~~Florida~~
~~De-Icing Investment Holdings Corp.~~	~~Florida~~
~~HVT Group, Inc.~~	~~Delaware~~
~~Dielectric Sciences, Inc.~~	~~Massachusetts~~
~~Essex X-Ray & Medical Equipment LTD~~	~~United Kingdom~~
~~High Voltage Technology Limited~~	~~United Kingdom~~
~~Engineering Design Team, Inc.~~	~~Oregon~~
~~EMD Acquisition Corp.~~	~~Florida~~
~~EMD Technologies Incorporated~~	~~Canada~~
~~VPT, Inc.~~	~~Virginia~~
~~SI-REL, Inc.~~	~~Delaware~~
~~SST Components, Inc.~~	~~Delaware~~
~~VPT GaN, LLC~~	~~Virginia~~
~~Dukane Seacom, Inc.~~	~~Florida~~
~~AeroELT, LLC~~	~~Florida~~
~~dB Control Corp.~~	~~Florida~~
~~Paciwave, Inc.~~	~~California~~
~~Charter Engineering, Inc.~~	~~Florida~~
~~TTT-Cubed, Inc.~~	~~California~~
~~3D Acquisition Corp.~~	~~Florida~~
~~3D Plus SAS~~	~~France~~
~~Bernier Connect SAS~~	~~France~~
~~TRAD Tests & Radiations SAS~~	~~France~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~TRAD Mpt, Test & Radiations SARL~~	~~France~~
~~3D Plus U.S.A., Inc.~~	~~Delaware~~
~~Trad Tests & Radiations, Inc.~~	~~Florida~~
~~Switchcraft Holdco, Inc.~~	~~Delaware~~
~~Switchcraft, Inc.~~	~~Illinois~~
~~Conxall Corporation~~	~~Illinois~~
~~Switchcraft Far East Company, Ltd.~~	~~Republic of South Korea~~
~~Ramona Research, Inc.~~	~~California~~
~~Mastiff Design, Inc.~~	~~Florida~~
~~Lucix Corporation~~	~~California~~
~~Flight Microwave Corporation~~	~~California~~
~~Midwest Microwave Solutions, Inc.~~	~~Iowa~~
~~Robertson Fuel Systems, L.L.C.~~	~~Arizona~~
~~AeroAntenna Technology, Inc.~~	~~California~~
~~HETC I, LLC~~	~~Florida~~
~~Research Electronics International, L.L.C.~~	~~Tennessee~~
~~Specialty Silicone Products, Inc.~~	~~New York~~
~~3 McCrea Property Company, LLC~~	~~Florida~~
~~HETC II Corp.~~	~~Florida~~
~~Apex Holding Corp.~~	~~Delaware~~
~~Apex Microtechnology, Inc.~~	~~Arizona~~
~~HETC III, LLC~~	~~Florida~~
~~Solid Sealing Technology, Inc.~~	~~New York~~
~~Quell Corporation~~	~~Colorado~~
~~HETC V, LLC~~	~~Florida~~
~~TSID Holdings, LLC~~	~~Florida~~
~~Transformational Security, LLC~~	~~Maryland~~
~~Intelligent Devices, LLC~~	~~Delaware~~
~~1260041 B.C. LTD.~~	~~Canada~~
~~Connect Tech Inc.~~	~~Canada~~
~~Connect Tech Real Estate Holdings Inc.~~	~~Canada~~
~~Pyramid Semiconductor Corp.~~	~~Florida~~
~~R.H. Laboratories, Inc.~~	~~New Hampshire~~
~~Sensor Systems, Inc.~~	~~Nevada~~
~~8929 Fullbright Property, LLC~~	~~California~~
~~Ironwood Electronics, Inc.~~	~~Minnesota~~

~~State or Other~~
~~Name~~	~~Jurisdiction of Incorporation~~

~~HETC VII, LLC~~	~~Florida~~
~~Echo 1 SAS~~	~~France~~
~~Faraday Management 1 SAS~~	~~France~~
~~Faraday Management 2 SAS~~	~~France~~
~~Exxelia International SAS~~	~~France~~
~~Exxelia SAS~~	~~France~~
~~Exxelia Maroc SA~~	~~Morocco~~
~~Exxelia Vietnam Company Limited~~	~~Vietnam~~
~~Alcon Electronics Pvt. Ltd.~~	~~India~~
~~Alcap Electronics Pvt. Ltd.~~	~~India~~
~~Exxelia Singapore PTE Ltd~~	~~Singapore~~
~~N'Ergy China~~	~~China~~
~~Exxelia Northern Europe~~	~~Sweden~~
~~Exxelia USA, Inc.~~	~~Delaware~~
~~Micropen Technologies Corporation~~	~~New York~~
~~Papermill Place Inc.~~	~~New York~~
~~HEICO East Corporation~~	~~Florida~~
~~16-1741 Property, Inc.~~	~~Florida~~
~~Bay Equipment Corp.~~	~~Delaware~~

SCHEDULE 7.05

EXISTING DEBT

~~1.                    An obligation of Exxelia SAS for accounts receivable factoring with a balance of €13,214,501.00.~~

1)                  Obligations of HEICO Corporation under its $600,000,000 aggregate principal amount of 5.250% Senior Notes due August 1, 2028, issued pursuant to that certain Indenture, dated as of July 27, 2023, as supplemented by that certain First Supplemental Indenture, dated as of July 27, 2023, among HEICO Corporation, as issuer, and Truist Bank, as trustee.

~~2. An obligation of Exxelia USA for accounts receivable factoring with a balance of $2,685,892.00.~~

2)                  Obligations of HEICO Corporation under its $600,000,000 aggregate principal amount of 5.350% Senior Notes due August 1, 2033, issued pursuant to that certain Indenture, dated as of July 27, 2023, as supplemented by that certain First Supplemental Indenture, dated as of July 27, 2023, among HEICO Corporation, as issuer, and Truist Bank, as trustee.

3~~.~~)                Contractual obligation of 3D Plus SAS with ~~an expected~~a maturity date of January 1, ~~2025~~2033, a stated interest rate of 6.03% and a principal balance of €~~194,548.49~~42,170.00.

SCHEDULE 10.02

EUROCURRENCY AND DOMESTIC LENDING OFFICERS, ADDRESSES FOR

NOTICES

To the Borrower:	Carlos L. Macau, Jr.
Executive Vice President &
Chief Financial Officer
HEICO Corporation
3000 Taft Street
Hollywood, FL 33021| USA
Office: +1 (954) 744-7570
Facsimile: +1 (954) 987-8228
Email: cmacau@heico.com

To the Administrative Agent:	Truist ~~Securities~~CIB/CB Middle Office
~~3333~~303 Peachtree ~~Road~~St, N.E. / ~~6th~~2nd Floor
Atlanta, GA ~~30326~~30308
Attention: ~~Nicole Barry~~Middle Office PS
~~Office: (404) 439-7672~~
~~Facsimile: (404) 439-7333~~
Email: ~~Christian.Jacobsen@Truist.~~Anika.Kirs@truist.com

With a copy to:	King & Spalding LLP 1180 Peachtree Street Atlanta, GA 30309 Attention: Craig Lee Office: (404) 572-2881 Facsimile: (404) 572-5100 Email: CraigLee@kslaw.com

To the Issuing Bank:	Truist Bank 7701 Airport Center Dr / Suite 2600 Greensboro, NC 27409 ~~25 Park Place, N.E. / Mail Code 3706 / 16th Floor~~
~~Atlanta, GA 30303~~
Attention: ~~Standby~~ Letter of Credit
~~Department~~ and Trade Services
Facsimile: (~~404~~336) ~~588-8129~~605-5830

To the Swingline Lender:	Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, GA 30308 Attention: Agency Services
Facsimile: (~~404~~801) ~~221-2001~~453-4108

~~Execution Version~~

EXHIBIT A

FORM OF REVOLVING LOAN NOTICE

Date: _______, __

To:	~~SunTrust~~Truist Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

The undersigned hereby requests (select one):

□	A Borrowing of Revolving Loans	□	A conversion or continuation of Revolving Loans

1.	On _________________________ (a Business Day).

2.	In the principal amount of [$][€][£]_________________in [Dollars][Euro][Sterling].

3.	At [Base Rate][Eurocurrency Rate][RFR][SOFR Index Rate][Term SOFR][1]

4.	For [Eurodollar Rate Loans][Term SOFR Loans]: with an Interest Period of______________ months.

5.	If applicable, the Revolving Loan from which the requested Revolving Loan will be converted or continued:_____________________

6.	The Borrower requests that the proceeds of the Revolving Borrowing requested hereby be wire transferred to the accounts of the following Persons at the financial institutions indicated below:

Amount	Name	Account	Address
[______]	[______]	[______]	[______]

[1]	In the case of a Borrowing in Dollars, whether such Borrowing is to be a Base Rate Borrowing or a ~~Eurocurrency Borrowing~~SOFR Borrowing. In the case of a Borrowing in Euros, whether such Borrowing is to be a RFR Borrowing or a Eurocurrency Rate Borrowing. In the case of a Borrowing in Sterling, such Borrowing is to be a RFR Loan.

The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. Other than in connection with a conversion or continuation of Revolving Loans, the undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

(a)                The representations and warranties made by the Borrower in Article V of the Agreement (but excluding the representation set forth in Section 5.05(b) of the Agreement) are and will be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

(b)                no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

HEICO CORPORATION

By:
Name:
Title:

EXHIBIT B

FORM OF SWINGLINE NOTICE

Date: ________, ____

To:	~~SunTrust~~Truist Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

The undersigned hereby requests a Swingline Borrowing:

1.	On ______________ (a Business Day).

2.	In the principal amount of $_______________________.

3.	The Borrower requests that the proceeds of the Swingline Borrowing requested hereby be wire transferred to the accounts of the following Persons at the financial institutions indicated below:

Amount	Name	Account	Address
[______]	[______]	[______]	[______]

The Swingline Borrowing requested herein complies with the requirements of the first sentence of Section 2.13 of the Agreement. The undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

(a)                The representations and warranties made by the Borrower in Article V of the Agreement (but excluding the representation set forth in Section 5.05(b) of the Agreement) are and will be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

(b)               No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

HEICO CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

[date to be supplied]

Reference is made to the Revolving Credit Agreement dated as of November 6, 2017 (as amended and in effect on the date hereof, the “Credit Agreement”), among HEICO Corporation, a Florida corporation, the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent for such Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

The [name of assignor] (the “Assignor”) hereby sells and assigns, without recourse, to [name of assignee] (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the L/C Exposure and the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) any documentation required to be delivered by the Assignee pursuant to Section 3.01(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an administrative questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.07(b) of the Credit Agreement.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and is not a Disqualified Institution, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) if it is a Foreign Person, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) it is not a Defaulting Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date, unless otherwise agreed in writing by the Administrative Agent.

This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

Assignment Date:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment: (“Effective Date”):

Assigned Interest:

Facility	Principal Amount Assigned	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)

Revolving Loans:	$		%

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

The undersigned hereby consents to the within assignment2:

HEICO Corporation		~~SunTrust~~Truist Bank, as Administrative Agent

By:		By:
	Name:		Name:
	Title:		Title:

~~SunTrust~~Truist Bank, as L/C Issuer

By:
Name:
Title:

~~SunTrust~~Truist Bank, as Swingline Lender

By:
Name:
Title:

[2]	Consents to be included to the extent required by Section 10.07 of the Credit Agreement.

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:___________, _____

To:	~~SunTrust~~Truist Bank, as

Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender. This Compliance Certificate is delivered pursuant to Section 6.04 of the Agreement.

The undersigned Responsible Officer hereby certifies on behalf of the Borrower as of the date hereof that he/she is the __________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1.                   Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1.                   Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                   [select one:]

[To the knowledge of the undersigned during such fiscal period, the Borrower has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition contained in the Loan Documents to be observed, performed or satisfied by them, and there is no Event of Default]

--or--

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

3.                      The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

4.                      The statement made in paragraph 2 above as it concerns compliance with ~~Sections~~Section 7.01(s) ~~and 7.03~~ of the Agreement was made after specific inquiry of the appropriate financial officers of the Restricted Subsidiaries of the Borrower as to matters covered by ~~those sections~~that section.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of________________________,_______.

HEICO CORPORATION

By:
Name:
Title:

For the Quarter/Year ended ___________(“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ amounts set forth in the right-hand columns are in 000’s)

	HEICO Corporation and all Subsidiaries	Unrestricted Subsidiaries	HEICO Corporation and Restricted Subsidiaries
I. Section 7.07(a) – Total Leverage Ratio
A. Consolidated Total Indebtedness at the Statement Date:
1. All amounts which would be included as Debt (excluding Synthetic Lease Obligations) of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) as of the Statement Date:	$_____________	$_____________	$_____________
2. The capitalized amount of remaining lease payments under any Synthetic Lease Obligation of the Borrower and its Restricted Subsidiaries that would appear on a balance sheet of such Person prepared as of the Statement Date in accordance with GAAP if such lease were accounted for as a capital lease determined on a consolidated basis:	$_____________	$_____________	$_____________
3. Sum of Lines I.A.1 and I.A.2:	$_____________	$_____________	$_____________
B. Unrestricted cash and cash equivalents	$	$	$
1. Difference of Lines I.A.3 and I.B	$	$	$
~~B~~C. Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to the Statement Date, adjusted to include, on a pro forma basis, Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period assuming the consummation of such acquisition occurred on the first day of such period:
1. Consolidated Net Income	$_____________	$_____________	$_____________

2. To the extent deducted in determining Consolidated Net Income:	$_____________	$_____________	$_____________
a. Consolidated Interest Charges:	$	$	$
b. income tax expense determined on a consolidated basis in accordance with GAAP:	$_____________	$_____________	$_____________
c. depreciation and amortization determined on a consolidated basis in accordance with GAAP	$_____________	$_____________	$_____________
d. non-cash expense for stock options and all other non-cash charges, determined on a consolidated basis in accordance with GAAP	$_____________	$_____________	$_____________
e. non-cash increases in expenses dues to purchase accounting associated with any acquisitions of the Borrower or its Subsidiaries	$_____________	$_____________	$_____________
f. increased or decreased (without duplication):
i. any non-cash net loss or gain resulting from Hedging Arrangements and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations;	$_____________	$_____________	$_____________

ii. any non-cash net loss or gain included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any non-cash net loss or gain resulting from Hedge Arrangements for currency exchange risk); and	$_____________	$_____________	$_____________
iii.	$	$	$
~~C~~D. Sum of Lines I.~~B~~C.1 and I.~~B~~C.2	$_____________	$_____________	$_____________
~~D~~E. Total Leverage Ratio (Line I.~~C~~D divided by Line I.~~A~~B.~~3~~1)			_____to 1.00
~~E~~F. Maximum permitted Total Leverage Ratio			3.75:1.00; provided that during any Material Acquisition Period, the Borrower shall not permit the Total Leverage Ratio to be greater than 4.25:1.00
~~II. Section 7.07(b) – Interest Coverage Ratio~~
~~A. Consolidated EBITDA (Line I.C)~~	~~$_____________~~	~~$_____________~~	~~$_____________~~
~~B. Consolidated Interest Charges:~~
~~a. total interest expense with respect to Debt including, without limitation, the interest component of any payments in respect of capital leases capitalized or expensed (whether or not actually paid during such period)~~	~~$_____________~~	~~$_____________~~	~~$_____________~~
~~b. the net amount payable (or minus the net amount receivable) with respect to Hedging Arrangements (whether or not actually paid or received during such period)~~	~~$_____________~~	~~$_____________~~	~~$_____________~~

~~C. Sum of Lines II.B.a and II.B.b~~	~~$_____________~~	~~$_____________~~	~~$_____________~~
~~D. Interest Coverage Ratio (Line II.A divided by Line II.C)~~			 ~~to 1.00~~
~~E. Minimum permitted Interest Coverage Ratio~~			~~2.50:1.00~~

EXHIBIT E

~~FORM OF~~
~~GUARANTEE~~

~~GUARANTEE~~

~~Dated as of [    ], 20[    ] among~~

~~THE GUARANTORS NAMED HEREIN~~

~~and~~

~~THE ADDITIONAL GUARANTORS REFERRED TO HEREIN,~~

~~as Guarantors, and~~

~~SUNTRUST BANK,~~

~~as Administrative Agent~~

~~T A B L E O F C O N T E N T S~~

~~Exhibit A Guarantee Supplement~~

~~GUARANTEE~~

~~GUARANTEE dated as of [ ], 20[ ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guarantee”) among the Persons listed on the signature pages hereof and the Additional Guarantors (as defined in Section 7) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, a “Guarantor”) in favor of SunTrust Bank, as administrative agent (in such capacity together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Lenders (as defined below).~~

~~PRELIMINARY STATEMENTS~~

~~Reference is hereby made to that certain Revolving Credit Agreement dated as of November 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among HEICO Corporation, a Florida corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. Terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.~~

~~WHEREAS, it is a requirement under certain circumstances set forth in Section 6.14 of the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee and the Lenders would not have provided the Loans without such requirement.~~

~~WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and, accordingly, desires to execute this Guarantee in order to satisfy the requirements described in the preceding paragraph and to induce the Lenders to make Loans from time to time.~~

~~NOW, THEREFORE, in consideration of the premises, the other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Lenders and each Guarantor, jointly and severally with each other Guarantor, hereby covenants and agrees as follows:~~

~~SECTION 1. Guarantee; Limitation of Liability~~

~~(a)  Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrower and any other Guarantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), including any obligations with respect to Hedging Arrangements (“Hedging Obligations”), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender in enforcing any rights under this Guarantee or any other Loan Document, to the extent reimbursable under Section 10.04 of the Credit Agreement; provided, however, Guaranteed Obligations, with respect to any Guarantor, shall exclude any Hedging Obligations if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligations (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such Hedging Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Guarantor to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other Guarantor.~~

~~(b)  Each Guarantor, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such Persons that this Guarantee and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Guarantee, the Administrative Agent, the other Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.~~

~~(c)  Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.~~

~~SECTION 2. Guarantee Absolute. Each Guarantor agrees its guarantee constitutes a guarantee of payment when due of the Guaranteed Obligations and not of collection, which will be paid strictly in accordance with the terms of the Loan Documents to the fullest extent permitted by applicable law. The obligations of each Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations or any other obligations of any Borrower or any other Guarantor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any Borrower or any Guarantor or whether any Borrower or any Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional and shall not be affected or impaired by any circumstance or occurrence whatsoever irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than a defense of payment in full in cash of the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made) or the release of this Guarantee in accordance with any relevant release provisions in the Loan Documents) it may now have or hereafter acquire in any way relating to, any or all of the following:~~

~~(a)  any lack of validity or enforceability, at any time, of any Loan Document (including this Guarantee) or any agreement or instrument relating thereto;~~

~~(b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower or any Guarantor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower, any Guarantor or any of their respective Subsidiaries or otherwise;~~

~~(c) any change, restructuring or termination of the corporate structure or existence of any Borrower, any Guarantor or any of their respective Subsidiaries;~~

~~(d) any failure of any Lender to disclose to the Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any Guarantor now or hereafter known to such Lender;~~

~~(e) the failure of any other Person to execute or deliver this Guarantee, any Guarantee Supplement (as hereinafter defined) or any other guarantee or agreement or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations;~~

~~(f) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guarantee;~~

~~(g) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations; or~~

~~(h) any other circumstance (including, without limitation, any statute of limitations), any act or omission, or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower, any Guarantor or any other guarantor or surety.~~

~~This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any Guarantor or otherwise, all as though such payment had not been made. For the avoidance of doubt this paragraph shall survive the termination of this Guarantee.~~

~~SECTION 3. Waivers and Acknowledgments~~

~~(a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that any Lender exhaust any right or take any action against any Borrower, any Guarantor or any other Person.~~

~~(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature (in accordance with the terms hereof) and applies to all Guaranteed Obligations, whether existing now or in the future; provided that such Guarantor shall be automatically released from this Guarantee upon such Guarantor: (i) no longer being a Subsidiary as a result of a transaction permitted under the Credit Agreement or (ii) becomes designated as an Unrestricted Subsidiary pursuant to the provisions of Section 10.25 of the Credit Agreement.~~

~~(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, limits, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor, (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder, (iii) any right to proceed against any Borrower, any Guarantor or any other party and (iv) any right to proceed against or exhaust any security held from any Borrower or any other party.~~

~~(d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, any Guarantor or any of their respective Subsidiaries now or hereafter known by such Lender. Each Guarantor acknowledges that the Lenders shall have no obligation to investigate the financial condition or affairs of any Borrower, any Guarantor or any of their respective Subsidiaries.~~

~~(e) Each Guarantor hereby unconditionally and irrevocably waives any right (i) to require the Administrative Agent or any of the Lenders to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from any Borrower or any other person, before claiming any amounts due from such Guarantor hereunder; (ii) to which it may be entitled to have the assets of any Borrower or any other person first be used, applied or depleted as payment of the Borrower’s obligations, prior to any amount being claimed from or paid by such Guarantor hereunder; and (iii) to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided between the Borrower and such Guarantor (including other Guarantors).~~

~~(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits and with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.~~

~~(g) Each Guarantor confirms that it is aware of the content of the Credit Agreement and acknowledges and agrees that this Guarantee and any and all of its obligations under the Loan Documents shall be subject in all respects to the provisions set forth in the Credit Agreement as such provisions relate to and are applicable to such Guarantor (in any capacity).~~

~~SECTION 4. Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations (other than contingent obligations that are not yet due and payable), and the expiration or termination of any commitments or other obligations of the Lender to make financial accommodations available to the Borrower under the Loan Documents, such Guarantor shall not exercise any right or remedy arising by reason of any performance by such Guarantor of the guarantee in this Section 4, whether by subrogation or otherwise, against any Borrower or any other Guarantor.~~

~~SECTION 5. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:~~

~~(a) Each Guarantor (i) is a corporation or limited liability company duly incorporated or organized, validly existing and (ii) in good standing under the laws of its jurisdiction of incorporation or organization.~~

~~(b) The execution, delivery and performance by each Guarantor of this Guarantee (i) is within such Guarantor’s corporate or analogous powers, (ii) has been duly authorized by all necessary corporate or analogous action, and (iii) does not contravene (x) such Guarantor’s Organization Documents, (y) any applicable Laws or (z) any material contractual restriction binding on such Guarantor.~~

~~(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by each Guarantor of this Guarantee.~~

~~(d) This Guarantee is the legal, valid and binding obligation of each Guarantor enforceable against such Guarantor in accordance with its respective terms except that such enforcement may be limited by applicable Debtor Relief Laws.~~

~~SECTION 6. Covenants. Each Guarantor covenants and agrees that unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash and the expiration or termination of all Commitments, such Guarantor will perform and observe, and cause each of its respective Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents applicable to such Guarantor on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Restricted Subsidiaries to perform or observe.~~

~~SECTION 7. Guarantee Supplements, Etc. It is understood and agreed that any Guarantor that is required to execute a counterpart of this Guarantee after the date hereof pursuant to the Credit Agreement shall upon the execution and delivery by any Person of a guarantee supplement in substantially the form of Exhibit A hereto (each, a “Guarantee Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guarantee to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guarantee,” “hereunder,” “hereof” or words of like import referring to this Guarantee, and each reference in any other Loan Document to “thereunder,” “thereof” or words of like import referring to this Guarantee, shall mean and be a reference to this Guarantee as supplemented by such Guarantee Supplement.~~

~~SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered as follows: if to any Guarantor, addressed to it in care of the Borrower at its address specified pursuant to Section 10.02 of the Credit Agreement; if to the Administrative Agent or any Lender, at its address specified pursuant to Section 10.02 of the Credit Agreement or at such other address as shall be designated by the recipient in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.~~

~~SECTION 9. No Waiver; Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.~~

~~SECTION 10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under Section 8.01(a) of the Credit Agreement, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender, to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder or under the other Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Guarantee or any other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent and such Lender may have. This Section 10 is subject to the terms and conditions set forth in Section 10.09 of the Credit Agreement.~~

~~SECTION 11. Continuing Guarantee; Assignments under the Credit Agreement. This Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until the termination of all of the Commitments and the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee (other than contingent obligations that are not yet due and payable) and the Lenders have no further commitment to lend under the Credit Agreement, (b) be binding upon each Guarantor, its successors and assigns and (c) bind and inure to the benefit of and be enforceable by the Lenders and their permitted successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the promissory note or promissory notes held by it) to any other Person in accordance with Section 10.07 of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, other than pursuant to a transaction permitted by the Credit Agreement and consummated in accordance with the terms and conditions contained therein.~~

~~SECTION 12. Fees and Expenses; Indemnification~~

~~(a) Each Guarantor, jointly and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder to the extent provided in Section 10.04 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors.”~~

~~(b) Each Guarantor agrees to indemnify the Indemnified Parties to the extent provided in Section 10.05 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors”.~~

~~(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby. The provisions of this Section 12 shall remain operative and in full force and effect regardless of the termination of this Guarantee, any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the other Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Guarantee or any other Loan Document, any resignation of the Administrative Agent or any investigation made by or on behalf of the Administrative Agent or any other Lender. All amounts due under this Section 12 shall be payable within 30 days after written demand therefor.~~

~~SECTION 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations now or hereafter owing to such Guarantor by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:~~

~~(a) Prohibited Payments, Etc. Except as otherwise set forth in this Section 13(a), a Guarantor may receive regularly scheduled payments from the Borrower or any other Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower or any Guarantor), unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.~~

~~(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any Borrower or any Guarantor, each Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.~~

~~(c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any Borrower or any Guarantor), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guarantee.~~

~~(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any Borrower or any Guarantor) the Administrative Agent is authorized and empowered (but without any obligation to do so), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).~~

~~SECTION 14. Right of Contribution~~

~~(a) Each Guarantor agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligation of any other Guarantor, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.~~

~~(b) Each Guarantor’s right of contribution under this Section 14 shall be subject to the terms and conditions of Section 4. The provisions of this Section 14 shall in no respect limit the obligations and liabilities of any Borrower or any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder. Each Guarantor agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.~~

~~SECTION 15. Execution in Counterparts. This Guarantee and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantee and each amendment, waiver and consent with respect hereto by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart thereof.~~

~~SECTION 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.~~

~~(a) THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.~~

~~(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES LOCATED WITHIN MIAMI-DADE COUNTY IN THE STATE OF FLORIDA, AND OF ANY STATE COURT OF THE STATE OF FLORIDA LOCATED IN MIAMI-DADE COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.~~

~~(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTEE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.~~

~~(d) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.~~

~~SECTION 17. Severability. If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.~~

~~SECTION 18. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guarantee and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee.~~

~~SECTION 19. Guarantee Enforceable by Administrative Agent. Notwithstanding anything to the contrary contained elsewhere in this Guarantee, the Lenders agree (by their acceptance of the benefits of this Guarantee) that this Guarantee may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders and that no other Lender shall have any right individually to seek to enforce or to enforce this Guarantee, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent. The Lenders further agree that this Guarantee may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).~~

~~[Remainder of page left intentionally blank]~~

~~Exhibit E-11~~

~~IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.~~

[~~GUARANTORS~~RESERVED]

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and Agreed,~~

~~SUNTRUST BANK,~~

~~as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~Exhibit E-12~~

~~EXHIBIT A~~

~~Guarantee Supplement~~

~~FORM OF GUARANTEE SUPPLEMENT~~

~~SunTrust Bank~~	~~_~~_____~~____, _~~____

~~[ ]~~

~~Email: [~~ ]

~~Fax: [ ]~~

~~Attention: [ ]~~

~~Ladies and Gentlemen:~~

~~Reference is hereby made to that certain Revolving Credit Agreement dated as of November 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among HEICO Corporation, a Florida corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (ii) that certain Guarantee dated as of November 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with this Guarantee Supplement (this “Guarantee Supplement”), the “Guarantee”), among the Guarantors party thereto and the Administrative Agent. The capitalized terms defined in the Guarantee or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.~~

~~Section 1. Guarantee; Limitation of Liability.~~

~~(a) The undersigned hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of any Borrower and any other Guarantor now or hereafter existing, including, without limitation, all obligations under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), including any obligations with respect to Hedging Arrangements (“Hedging Obligations”), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender in enforcing any rights under this Guarantee Supplement, the Guarantee or any other Loan Document, to the extent reimbursable under Section 10.04 of the Credit Agreement; provided, however, Guaranteed Obligations, with respect to any Guarantor, shall exclude any Hedging Obligations if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligations (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such Hedging Obligations. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Borrower and any other Guarantor to the Lenders under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such other Guarantor.~~

~~(b) The Administrative Agent and any other Lender, hereby confirms that it is the intention of all such Persons that this Guarantee Supplement, the Guarantee and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing~~

~~intention, by acceptance of the benefits of this Guarantee Supplement and the Guarantee, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee Supplement and the Guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guarantee Supplement and the Guarantee not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.~~

~~(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lenders under this Guarantee Supplement, the Guarantee or any other guarantee, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and any other Guarantor, as applicable, so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.~~

~~Section 2. Obligations Under the Guarantee. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guarantee to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guarantee to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned.~~

~~Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Guarantee to the same extent as each other Guarantor.~~

~~Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guarantee Supplement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guarantee Supplement.~~

~~Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.~~

~~(a) THIS GUARANTEE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.~~

~~(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE SUPPLEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES LOCATED WITHIN MIAMI-DADE COUNTY IN THE STATE OF FLORIDA, AND OF ANY STATE COURT OF THE STATE OF FLORIDA LOCATED IN MIAMI-DADE COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE SUPPLEMENT, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.~~

~~(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTEE SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.~~

~~(d) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER~~

~~FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.~~

~~Very truly yours,~~

~~[NAME OF ADDITIONAL GUARANTOR]~~

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and Agreed,~~

~~SunTrust Bank,~~

~~as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Person Recipients That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank for purposes of Section 881(c)(3)(A) of the Code, (iii) it is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Foreign Person status on IRS Form W-8BEN, W-8BEN-E or any successor form thereto. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                        , 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Person Participant Recipients That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank for purposes of Section 881(c)(3)(A) of the Code, (iii) it is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Foreign Person status on IRS Form W-8BEN, W-8BEN-E or any successor form thereto. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Person Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business for purposes of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10% shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Person Recipients That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HEICO Corporation, a Florida corporation (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business for purposes of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10% shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[   ]